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                            ASSET PURCHASE AGREEMENT


                                  by and among


                                 MEDSCAPE, INC.,

                           MEDSCAPE ENTERPRISES, INC.,

                           MEDICALOGIC/MEDSCAPE, INC.


                                       and


                                WEBMD CORPORATION







                          Dated as of December 26, 2001





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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I PURCHASE AND SALE OF ASSETS; CLOSING; ASSUMED
          LIABILITIES; ALLOCATION OF PURCHASE PRICE...........................1

         Section 1.01 Acquired Assets.........................................1
         Section 1.02 Excluded Assets.........................................1
         Section 1.03 Purchase Price; Escrow Amount; Certain Payments.........2
         Section 1.04 Ancillary Agreements....................................2
         Section 1.05 Closing.................................................3
         Section 1.06 Liabilities Assumed by Purchaser........................3
         Section 1.07 Liabilities Not Assumed by Purchaser....................3
         Section 1.08 Allocation of Purchase Price............................3

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING
          MEDSCAPE AND THE BUSINESS...........................................4

         Section 2.01 Organization, Qualifications and Corporate Power;
                         Subsidiary...........................................4
         Section 2.02 Authorization of Agreements, Etc........................5
         Section 2.03 Validity................................................5
         Section 2.04 Medscape's Financial Statements.........................5
         Section 2.05 Absence of Certain Changes or Events....................6
         Section 2.06 Consents and Approvals; Permits.........................8
         Section 2.07 Title to Properties, Absence of Liens and
                         Encumbrances.........................................8
         Section 2.08 Intellectual Property...................................9
         Section 2.09 Material Contracts.....................................10
         Section 2.10 Litigation, Etc........................................12
         Section 2.11 Taxes..................................................12
         Section 2.12 Compliance with Law....................................14
         Section 2.13 Labor Matters..........................................14
         Section 2.14 Insurance..............................................15
         Section 2.15 Employee Benefit Plans.................................15
         Section 2.16 Brokers' or Finders' Fees..............................17
         Section 2.17 Certain Information Relating to the Business...........18
         Section 2.18 Transactions with Certain Persons......................18
         Section 2.19 Condition and Sufficiency of Assets....................18
         Section 2.20 Employees..............................................18
         Section 2.21 Real Property..........................................19
         Section 2.22 Environmental Compliance...............................20
         Section 2.23 Books and Records......................................20
         Section 2.24 No Other Liabilities or Contingencies..................20
         Section 2.25 Customers..............................................21

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         Section 2.26 Vendors................................................21
         Section 2.27 Bank Accounts..........................................21
         Section 2.28 Solvency...............................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND ENTERPRISES..21

         Section 3.01 Parent Organization, Qualifications and Corporate
                         Power...............................................22
         Section 3.02 Authorization of Agreements, Etc. With Respect To
                         Parent..............................................22
         Section 3.03 Validity With Respect To Parent........................22
         Section 3.04 Consents and Approvals With Respect To Parent..........22
         Section 3.05 Brokers' or Finders' Fees With Respect To Parent.......23
         Section 3.06 Tax Matters With Respect To Parent.....................23
         Section 3.07 Enterprises Organization, Qualifications and
                         Corporate Power.....................................23
         Section 3.08 Authorization of Agreements, Etc. With Respect To
                         Enterprises.........................................23
         Section 3.09 Validity With Respect To Enterprises...................24
         Section 3.10 Consents and Approvals With Respect To Enterprises.....24
         Section 3.11 Brokers' or Finders' Fees With Respect To Enterprises..24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................24

         Section 4.01 Power and Authority....................................24
         Section 4.02 Authorization of Agreements, Etc.......................25
         Section 4.03 Validity...............................................25
         Section 4.04 Governmental Approvals.................................25
         Section 4.05 Brokers' or Finders' Fees..............................25
         Section 4.06 Litigation.............................................25

ARTICLE V COVENANTS..........................................................26

         Section 5.01 No Solicitation........................................26
         Section 5.02 Employee Matters.......................................27
         Section 5.03 Sellers Non-Compete....................................27
         Section 5.04 Miscellaneous..........................................28
         Section 5.05 Confidentiality........................................29
         Section 5.06 Matters Related to Subsidiary..........................30
         Section 5.07 Privacy Policies.......................................30
         Section 5.08 Release................................................31

ARTICLE VI SURVIVAL; INDEMNITY...............................................31

         Section 6.01 Survival...............................................31
         Section 6.02 Limits on Claims.......................................31
         Section 6.03 Indemnification by Sellers.............................32
         Section 6.04 Indemnification by Purchaser...........................34
         Section 6.05 Indemnification Procedure..............................35

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         Section 6.06 Mitigation; Exclusivity of Remedy......................36
         Section 6.07 Survival of Article VI.................................37

ARTICLE VII ACTIONS AT AND AFTER THE CLOSING DATE............................37

         Section 7.01 Actions After the Closing Date.........................37
         Section 7.02 Certain Tax Matters....................................39
         Section 7.03 Intellectual Property Matters..........................41
         Section 7.04 Public Announcements...................................42
         Section 7.05 Outstanding Liens......................................42
         Section 7.06 Post-Closing Reimbursements............................42

ARTICLE VIII MISCELLANEOUS...................................................43

         Section 8.01 Specific Performance...................................43
         Section 8.02 Expenses, Etc..........................................43
         Section 8.03 Execution in Counterparts..............................43
         Section 8.04 Notices................................................43
         Section 8.05 Waivers................................................45
         Section 8.06 Amendments, Supplements, Etc...........................45
         Section 8.07 Entire Agreement.......................................45
         Section 8.08 Headings...............................................45
         Section 8.09 Severability...........................................45
         Section 8.10 Interpretation.........................................46
         Section 8.11 Binding Effect; Benefits...............................46
         Section 8.12 Assignability..........................................46
         Section 8.13 Governing Law; Submission to Jurisdiction; Waivers.....46
         Section 8.14 Survival of Article VIII...............................47


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                         INDEX TO EXHIBITS AND SCHEDULES

Schedule           Description
--------           -----------

2.01(a)            Qualified Jurisdictions; Subsidiary; Investments
2.01(c)            Subsidiary Equity Securities
2.01(d)            Subsidiary Investments
2.02               Agreements
2.04(a)(i)         Balance Sheet and Pro-Forma Balance Sheet
2.04(a)(ii)        Management Operations Statements
2.04(a)(iii)       Parent Financial Statements
2.05               Certain Changes or Events
2.05(f)            Changes in Employee Benefit Plans
2.06(a)            Consents
2.06(b)            Permits
2.07(a)            Good And Valid Title
2.08               Intellectual Property
2.08(c)            Infringing Sellers or Subsidiary Intellectual Property
2.08(e)            Infringing Third Party Intellectual Property
2.09               Material Contracts
2.10               Litigation
2.11(a)            Tax Returns
2.11(b)            Audits
2.11(c)            Tax Return Extensions
2.11(d)            Tax Sharing/Allocations
2.14               Insurance
2.15               Employee Benefit Plans
2.15(m)            Additional Employee Benefit Plans
2.17               Web Site Performance Statistics
2.18               Transactions with Certain Persons
2.19               Sufficiency of Assets
2.21(b)            Leased Property
2.21(c)            Improvements
2.24               Liabilities
2.25(a)            Clients and Sponsors
2.25(b)            Backlog Orders
2.26               Vendors
2.27               Bank Accounts
5.02(c)            Assumed Employment Agreements
6.03(b)            Accounts Receivable
7.01(d)            Nonassignable Contracts


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Exhibit            Description
-------            -----------

A                  Definitions
B                  Acquired Assets
B-1                Acquired Intellectual Property
C                  Excluded Assets
D                  Wire Transfer Instructions of Medscape
D-1                Wire Transfer Instructions of Escrow Agent
E                  Excluded Liabilities
F-1                Affected Employees
F-2                Retained Employees
G                  Cash Contribution Amount and Severance Reimbursement Amount


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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 26, 2001, is made by and among MEDSCAPE, INC., a Delaware corporation ("Medscape"), MEDICALOGIC/MEDSCAPE, INC., an Oregon corporation ("Parent"), MEDSCAPE ENTERPRISES, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Enterprises" and, together with Parent and Medscape, "Sellers"), and WEBMD CORPORATION, a Delaware corporation ("Purchaser").

                                    RECITALS:

     WHEREAS, on the terms set forth herein, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, certain of the assets of Sellers relating to the Business (as defined in Exhibit A);

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                  PURCHASE AND SALE OF ASSETS; CLOSING; ASSUMED
                   LIABILITIES; ALLOCATION OF PURCHASE PRICE

     Section 1.01 Acquired Assets. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, Sellers will sell, transfer, convey, assign, and deliver to Purchaser all right, title and interest in, and Purchaser will purchase and pay for, Sellers' right, title and interest in, to and under the assets set forth on Exhibit B and all other assets and properties of Sellers used or held for use primarily in connection with the conduct of the Business, except for Excluded Assets (as defined below) (such assets and properties of Sellers are collectively, the "Acquired Assets").

     Section 1.02 Excluded Assets. Notwithstanding anything contained in Section
1.01 hereof to the contrary, Sellers are not selling, and Purchaser is not purchasing, any of the following assets (collectively, the "Excluded Assets"):

          (a) Medscape's minute books, seals, stock record books, stock certificates and other similar corporate documents that are not necessary for Purchaser to operate the Business, and returns of taxes, including all supporting schedules, attachments, work papers and similar documents, for taxes accruing on or before the Closing Date, provided, that upon request Purchaser may have copies thereof;

          (b) any cash, cash equivalents, deposit accounts, checks received by Medscape upon which collection has not been made (except any of the foregoing that relate to the Accounts Receivable (as defined below)) and long and short term securities owned by Medscape as of the Closing Date;


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          (c) the consideration to be delivered to Medscape, and the rights which accrue or will accrue to Medscape, under this Agreement;

          (d) intercompany accounts between Medscape, on the one hand, and Parent or any of Parent's Affiliates (other than Subsidiary) on the other hand, and all rights related thereto; and

          (e) each of the assets set forth on Exhibit C hereto.

     Section 1.03 Purchase Price; Escrow Amount; Certain Payments. The purchase price for the Acquired Assets shall be in the aggregate amount of $10,000,000 (the "Purchase Price"). The portion of the Purchase Price to be put into escrow (the "Escrow Amount") shall be $1,500,000. On the Closing Date, Purchaser shall pay and deliver to: (a) Medscape, in immediately available funds via wire transfer to the account of Medscape set forth in Exhibit D, (i) the sum of (A) the Purchase Price, plus (B) the Severance Reimbursement Amount in satisfaction of Purchaser's obligations under Section 5.04(c), less (ii) the sum of (A) the Escrow Amount, plus (B) the Cash Contribution Amount in satisfaction of Sellers' obligations under Section 5.04(b); and (b) the Escrow Agent (as defined below), in immediately available funds via wire transfer to the account of the Escrow Agent set forth in Exhibit D-1 (the "Escrow Account"), the Escrow Amount. Upon notice to, and approval of, Purchaser in accordance with the Escrow Agreement, the balance remaining in the Escrow Account that is not the subject of an outstanding claim (and provided that such release shall not affect Sellers' indemnification obligations pursuant to Article VI) under Article VI hereof shall be released to Medscape (or to such other entity as Sellers shall designate in writing) upon the earlier of (A) twelve (12) months after the Closing or (B) the closing of an acquisition involving the sale of all or substantially all of the stock or assets of the MDLI Business by a company that
(i) expressly accepts and agrees, in writing, to guarantee payment and performance of Sellers' indemnification obligations pursuant to Article VI and
(ii) is rated an investment grade credit rating on a subordinated basis by either Standard & Poor's or Moody's.

     Section 1.04 Ancillary Agreements. Concurrently with the execution of this Agreement, the respective parties referred to below are taking the following actions:

          (a) Sellers and Purchaser are entering into one or more Assignment and Assumption Agreements providing for the transfer and assumption of the Acquired Contracts (as defined below) by Purchaser;

          (b) Sellers and Purchaser are entering into such agreements and other instruments as may be required for Purchaser to assume the Assumed Liabilities (as defined below);

          (c) Sellers are delivering one or more bills of sale and assignment (the "Bills of Sale") covering the items of personal property included in the Acquired Assets;

          (d) Sellers, Subsidiary, and Purchaser, if necessary, are entering into a Transition Services Agreement (the "Transition Services Agreement");


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          (e) Sellers and Purchaser and Wells Fargo Bank Minnesota, National
Association, as escrow agent (the "Escrow Agent") are entering into an escrow agreement (the "Escrow Agreement");

          (f) Sellers and Purchaser are entering into one or more Intellectual Property Assignment Agreements;

          (g) Parent and Subsidiary are entering into a License Agreement (the "License Agreement"), in a form reasonably satisfactory to Purchaser, granting Subsidiary and its current and future affiliates a perpetual, nonexclusive, irrevocable, worldwide, royalty-free license to certain Medscape Terminology Portal Subset data; and

          (h) the parties are also entering into such other agreements and delivering such other items as mutually agreed.

     Section 1.05 Closing. The closing of the purchase and sale of the Acquired Assets (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, or at such other location as the parties mutually agree, at 10:00 AM, local time, on the date hereof (the "Closing Date"), or at such other time and on such other date as the parties mutually agree. The Closing shall be deemed to be effective for tax and accounting purposes as of the close of business on the Closing Date.

     Section 1.06 Liabilities Assumed by Purchaser. As further consideration for consummation of the transactions contemplated hereby, Purchaser, without further action by any party, hereby assumes and agrees to pay when due the following and only the following liabilities of Sellers: (a) all liabilities reflected on the Pro-Forma Balance Sheet (as defined in Exhibit A) that have not been satisfied prior to the date of this Agreement and all ordinary course payables and other ordinary course liabilities incurred in connection with the operation of the Business after November 30, 2001 (so long as such payables and liabilities are of the same kind and nature as those included in the Pro-Forma Balance Sheet), except to the extent that any such payables and other liabilities are Excluded Liabilities (as defined below); (b) all obligations and liabilities under the Acquired Contracts (as defined below), except to the extent that any such liabilities are Excluded Liabilities; and (c) liabilities related to the Affected Employees (as defined below) in accordance with the provisions of
Section 5.02, except to the extent that any such liabilities are Excluded Liabilities (collectively, the "Assumed Liabilities").

     Section 1.07 Liabilities Not Assumed by Purchaser. Purchaser shall not assume any debts, obligations or liabilities of Sellers other than the Assumed Liabilities. Further, notwithstanding Section 1.06, Purchaser shall not assume any of the debts, obligations or liabilities of Sellers set forth on Exhibit E (the "Excluded Liabilities"), which shall remain the sole responsibility and liability of Sellers.

     Section 1.08 Allocation of Purchase Price. Not later than 90 days after the Closing, Purchaser shall provide to Sellers an allocation of the Purchase Price and the Assumed Liabilities that are liabilities for federal income tax purposes among the Acquired Assets and the non-compete described in Section 5.03 for Sellers' review and approval, such approval not to be unreasonably withheld or delayed. Such allocation, as ultimately agreed (the "Purchase Price


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Allocation Schedule") shall be prepared in a manner required by Section 1060 of the Code and other applicable law. The Purchase Price Allocation Schedule shall separately provide an allocation of the Purchase Price allocable to the capital stock of the Subsidiary and the amount of the liabilities of Subsidiary that are liabilities for federal income tax purposes among the assets of Subsidiary. The parties shall each prepare mutually acceptable and substantially identical initial and supplemental IRS Forms 8594 "Asset Acquisition Statements Under
Section 1060" consistent with the Purchase Price Allocation Schedule which the parties shall use to report the transactions contemplated by this Agreement to the applicable Taxing Authorities.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES REGARDING
                            MEDSCAPE AND THE BUSINESS

     Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

     Section 2.01 Organization, Qualifications and Corporate Power; Subsidiary.

          (a) Both Medscape and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Schedule 2.01(a), each of Medscape and Subsidiary is duly licensed or qualified as a foreign corporation to do business and is in good standing, in each jurisdiction in which it owns or leases any real property or in which the character and location of its properties and assets owned or leased or the nature of its activities makes such licensing or qualification necessary. Each of Medscape and Subsidiary has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as of the Closing Date.

          (b) Medscape has previously made available to Purchaser or its counsel complete and correct copies of the Certificates of Incorporation and Bylaws of Medscape and Subsidiary, each as in effect on the date hereof. Neither Medscape nor Subsidiary is in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

          (c) The authorized capital stock of Subsidiary and number of shares of capital stock of Subsidiary outstanding (the "Subsidiary Equity Securities") are set forth on Schedule 2.01(c). All of the Subsidiary Equity Securities are validly issued, fully paid and nonassessable and are owned beneficially and of record by Medscape free and clear of any liens, pledges, security interests, mortgages, charges or other encumbrances or adverse claims ("Liens"), and there are no proxies outstanding or restrictions on voting with respect to any such shares. There are no contracts, agreements, commitments or arrangements of Medscape or any of its subsidiaries obligating Medscape (other than pursuant to this Agreement) to sell or to offer to sell any Subsidiary Equity Securities or to redeem, purchase or otherwise acquire, or create or impose any Lien on, any Subsidiary Equity Securities.

          (d) Except as set forth on Schedule 2.01(d), Medscape has no subsidiaries or investments in any Person other than Subsidiary. Except as set forth on Schedule 2.01(d), none of the subsidiaries named on Schedule 2.01 holds or controls any assets used in the Business.


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          (e) Neither Medscape nor Subsidiary is obligated to make any investments in any Person.

     Section 2.02 Authorization of Agreements, Etc.

          (a) Medscape has all requisite corporate power and authority to execute and deliver (i) this Agreement and (ii) all related documents, certificates, instruments and agreements to be delivered at Closing or otherwise in connection with this Agreement to which it is a party (collectively, the "Ancillary Agreements"), and to perform its obligations hereunder and thereunder.

          (b) The execution, delivery and performance of this Agreement, including the sale and transfer of the Acquired Assets hereunder, by Medscape has been duly authorized by all requisite corporate action on the part of Medscape (including all requisite action of the Board of Directors of Medscape). Except as set forth on Schedule 2.02, neither the execution and delivery by Medscape of this Agreement and the Ancillary Agreements to which it is party nor the performance by Medscape of its obligations hereunder and thereunder, including the sale and transfer of the Acquired Assets hereunder, will (A) violate: (i) any provision of Law (as defined below) that is applicable to Medscape or Subsidiary; (ii) the Certificate of Incorporation or Bylaws of Medscape or Subsidiary, each as amended and/or restated; or (iii) any Order applicable to Medscape or Subsidiary, or (B) conflict with, give rise to a right of acceleration or termination under, result in any payment or benefit becoming due thereunder, result in the increase of any payment or benefit due thereunder, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract (as defined below), note, indenture, agreement, lease or other material instrument, or (C) result in the creation or imposition of any Lien upon any Acquired Assets, except for any Permitted Liens (as defined below).

     Section 2.03 Validity. This Agreement and each of the Ancillary Agreements and other agreements contemplated by this Agreement to which Medscape is a party have been duly executed and delivered by Medscape and constitute the legal, valid and binding obligations of Medscape, enforceable against it in accordance with their respective terms.

     Section 2.04 Medscape's Financial Statements.

          (a) The following are attached as schedules to this Section 2.04: (i) a true and correct copy of the Balance Sheet as of November 30, 2001 (the "Balance Sheet Date") is set forth on Schedule 2.04(a)(i); (ii)a true and correct copy of the related management operations statements for the Business with respect to the Balance Sheet as of the Balance Sheet Date is set forth on
Schedule 204(a)(ii); and (iii) Schedule 2.04(a)(iii) sets forth a true and correct copy of the audited consolidated balance sheet of Parent as of December 31, 2000 and the related audited consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended, together with the report thereon of KPMG, LLP, Parent's independent certified public accountants for the year then ended ((i), (ii) and (iii) collectively, the "Medscape Financial Statements"). The Medscape Financial Statements, (x) are in accordance with the Books and Records; (y) have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), applied on a consistent basis in accordance with the

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historical methods, policies, practices, estimations, and judgments of the
Business, consistently applied throughout the periods covered thereby (subject, in the case of the Balance Sheet and management operations statement set forth in (i) above, to normal, recurring year-end adjustments); and (z) present fairly and accurately throughout the periods covered, the assets, liabilities (including, without limitation, all reserves) and financial condition of the Business as of the respective dates thereof and the results of operations for the periods covered thereby. The Pro-Forma Balance Sheet reflects, except as would not, in the aggregate, materially reduce the amount of assets thereon or materially increase the amount of liabilities thereon: (1) only the Assumed Liabilities included on the Balance Sheet (and not the Excluded Liabilities included on the Balance Sheet), and (2) only the Acquired Assets included on the Balance Sheet (and not the Excluded Assets included on the Balance Sheet).A balance sheet of the Business immediately following the Closing, prepared consistently with the prior policies and practices of the Business, would reflect liabilities in an aggregate amount that does not exceed 120% of the highest amount of Total Pro-Forma Liabilities during the period from November 30, 2000 through November 30, 2001. As used in this paragraph, the term "Total Pro-Forma Liabilities" means the total liabilities that would be reflected on a balance sheet of the Business as of the last day of any calendar month, in each case, on a pro-forma basis giving effect to the same types of eliminations and other adjustments as were made to the Balance Sheet in the preparation of the Pro-Forma Balance Sheet.

          (b) The aggregate amount of liabilities of $1,495,855 (the "COGS Accrual") reflected on the Pro-Forma Balance Sheet for "Accrued Cost of Sales" equals or exceeds the amount that Purchaser will be required to pay with respect to the payables classified under the line item "Accrued Cost of Sales" of the Business as of November 30, 2001 that it is assuming.

     Section 2.05 Absence of Certain Changes or Events. Except as set forth on
Schedule 2.05, since the Balance Sheet Date, Sellers have used commercially reasonable efforts to preserve the business organization of the Business intact, to keep available to the Business the services of all current officers and employees and to preserve the goodwill of the suppliers, customers, employees and others having business relations with the Business. Except as set forth on
Schedule 2.05, since the Balance Sheet Date, Sellers have (i) conducted the Business in the ordinary course; (ii) continued to make payments with respect to obligations of the Business in the ordinary course in accordance with past practice; and (iii) maintained its assets and properties in at least as good order and condition as existed on the Balance Sheet Date (other than wear and tear as may be accounted for by reasonable use) and as is necessary to continue to conduct the Business. Without limiting the generality of the foregoing, except as set forth on Schedule 2.05, since the Balance Sheet Date, there has not been:

          (a) individually or in the aggregate, a Material Adverse Effect;

          (b) any acquisition by merger, consolidation or purchase of any business or Person by Medscape or Subsidiary, including by purchase of all or substantially all of the assets or any material assets or business of any Person;

          (c) any material change in any method of accounting or accounting practice by the Business except for any such change required by reason of a concurrent change in GAAP;

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          (d) any declaration or payment of any dividends on any shares of capital stock of Medscape or Subsidiary;

          (e) except for such retention incentives between a Seller and individuals assisting with the transactions contemplated by this Agreement that are disclosed in letter provided by Medscape to Purchaser dated as of the Closing Date (the "Retention Incentives") or with respect to any employee of Sellers that is not an Affected Employee, any: (i) increase in the compensation payable or to become payable by Sellers or Subsidiary to any Affected Employees (as defined below) whose total compensation is currently at an annual rate of more than $75,000 (except for normal periodic increases in the ordinary course of business consistent with past practice); (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Affected Employees; or (iii) entry into or amendment of any employment, severance, termination, non-competition, non-solicitation or confidentiality or similar agreement with any Affected Employee;

          (f) except as set forth in Schedule 2.05(f) or with respect to any employee other than an Affected Employee, adoption of any new Employee Benefit Plan (as defined below), except as may be required by applicable law, or amendment of any existing Employee Benefit Plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law;

          (g) any sale, lease, assignment, transfer or other disposition of any material assets or material properties of the Business other than in the ordinary course of the Business;

          (h) any cancellation of any material indebtedness or waiver of any claims or rights of substantial value to Medscape or Subsidiary (or by Parent or Enterprises, with respect to the Business), or mortgage, pledge or imposition of any Liens on any material asset or property of Medscape or Subsidiary (or by Parent or Enterprises, with respect to the Business), or group of assets or properties that are material in the aggregate;

          (i) any amendment, cancellation or termination of any Contract, that, if in effect on the date hereof, would constitute a Material Contract (as defined below) (other than any termination of any such Contract upon expiration of its stated term) or entry into any Contract which is not in the ordinary course of the Business;

          (j) any capital expenditure or the execution of any lease or any incurring of liability therefor by Medscape or Subsidiary (or by Parent or Enterprises, with respect to the Business), involving payments in excess of $10,000 individually or $50,000 in the aggregate;

          (k) any revaluation of any of assets of the Business, including without limitation, writing off notes or accounts receivable or inventory in any case in excess of reserves;

          (l) any damage, destruction or loss (whether or not covered by insurance) of any material asset or property of the Business adversely affecting the properties of the Business;

          (m) any new, or changes in existing, tax elections for Subsidiary;

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          (n) any creation, assumption, incurrence or guarantee of any indebtedness for borrowed money;

          (o) any delay in paying the obligations of the Business beyond the corresponding due dates for such payments (except with respect to items being disputed in good faith in the ordinary course consistent with past practices); or

          (p) any agreement, whether oral or written, by Sellers or Subsidiary to do any of the foregoing.

     Section 2.06 Consents and Approvals; Permits.

          (a) Except as set forth on Schedule 2.06(a), no consent, waiver, agreement, approval, or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign government or any agency, bureau, board, commission, authority, body, court, department, official, political subdivision, tribunal, non-governmental self-regulatory or standard-setting authority or other instrumentality ("Governmental Authority") or other Person or entity (i) is required for the execution, delivery and performance by Medscape of this Agreement or any of the Ancillary Agreements to which Medscape is a party, (ii) is necessary in order to ensure the legality, validity, binding effect or enforceability against Sellers of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby or (iii) is necessary in order that the Business be conducted following the Closing Date substantially in the same manner as the Business is conducted as of the date hereof, other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been obtained or made, as set forth on Schedule 2.06(a).

          (b) Sellers and Subsidiary have all material Permits necessary in order that the Business be conducted following the Closing Date substantially in the same manner the Business is conducted as of the date hereof. All such Permits are valid and in full force and effect and are listed on Schedule 2.06(b). Except as would not have, individually or in the aggregate, a Material Adverse Effect, Medscape and Subsidiary have not violated and are in compliance with all such Permits.

     Section 2.07 Title to Properties, Absence of Liens and Encumbrances.

          (a) Except as set forth on Schedule 2.07(a), Sellers have good and valid title to the Acquired Assets, in each case free and clear of all Liens other than (w) liens for taxes not yet due and payable, (x) imperfections of title that do not materially detract from the value or impair the use of the property subject thereto and (y) liens imposed by law, such as materialmen's, mechanics', workers', vendors' and (z) other similar liens incurred in the ordinary course of business for amounts which are not due and payable and as applicable to any of (w), (x), (y) or (z), which would not, individually or in the aggregate, have a Material Adverse Effect (the Liens described in clauses
(w), (x), (y) and (z) above being referred to herein as "Permitted Liens"). Subject to the terms of the Assignment and Assumption Agreement entered into between Sellers and Purchaser, upon consummation of the transactions contemplated hereby, Purchaser will have acquired good and valid title in and to, or a valid leasehold interest in, each of the Acquired Assets, free and clear of all Liens, except for Permitted Liens.

          (b) Medscape has good and marketable title to the Subsidiary Equity Securities free and clear of any Liens. Upon consummation of the transactions contemplated hereby, Purchaser will acquire good and marketable title to the Subsidiary Equity Securities, free and clear of any Liens (other than any created by Purchaser).

     Section 2.08 Intellectual Property. Except as set forth on Schedule 2.08:

          (a) Sellers or Subsidiary solely own all right, title and interest in and to, or have valid license to use, free and clear of any Liens, the Acquired Intellectual Property (as defined on Exhibit B);

          (b) to the Knowledge of Medscape Parties: (i) all of the Acquired Intellectual Property used or held for use in the Business is valid and enforceable; and (ii) neither the conduct of the Business, nor the use of any Acquired Intellectual Property in the Business, conflicts with or infringes the Intellectual Property or other rights of any other Person;

          (c) except as set forth on Schedule 2.08(c), neither Sellers nor Subsidiary has received any written notice of any claim or other assertion by any other Person (A) that (i) has not been resolved or (ii) with respect to material matters that have been resolved within six (6) months prior to the Closing, and (B) (x) that the conduct of the Business, or the use of any Acquired Intellectual Property in the Business, conflicts with or infringes the Intellectual Property or other rights of any Person; (y) that any conduct of the Business, other than as currently conducted, or any use of any Acquired Intellectual Property used in the Business, other than the current use, would conflict with or infringe the Intellectual Property or other rights of any Person; or (z) alleging that any Acquired Intellectual Property is restricted in its use, invalid or unenforceable;

          (d) after giving effect to the Transition Services Agreement and the License Agreement were in effect neither the execution of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, will materially alter or impair any Acquired Intellectual Property or any rights associated with such Acquired Intellectual Property;

          (e) except as set forth on Schedule 2.08(e), to the Knowledge of Medscape Parties, no other Person is currently interfering with, infringing upon, misappropriating, or violating or threatening actions that would interfere with, infringe upon, misappropriate or violate, any Acquired Intellectual Property and since six (6) months prior to Closing, no such matter that, individually or in the aggregate, would have had a Materially Adverse Effect on the Business has been resolved by the Company;

          (f) to the Knowledge of Medscape Parties, Sellers and Subsidiary are in material compliance with all agreements entered into with other Persons with respect to Acquired Intellectual Property;

          (g) all payments due as of the Closing Date with respect to any Acquired Intellectual Property, including without limitation any patent or trademark maintenance or prosecution fees, have been made, and Sellers and Subsidiary are fully current with respect to any such payments;

          (h) Sellers and Subsidiary have taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect Sellers' and Subsidiary's right, title and interest in and to all Acquired Intellectual Property, and to assure that any of their employees who have access to confidential or proprietary information of the Business have a contractual or legal obligation of confidentiality to Sellers or Subsidiary with respect to such information, and have an obligation to transfer rights for no additional consideration in inventions, and authored works, whether or not patented, patentable, copyrighted or otherwise protectable under the law, made during the course of their employment using resources of Sellers, or Subsidiary and primarily relating to the Business; and

          (i) With respect to privacy policies, (i) Sellers and Subsidiary are in compliance in all material respects with the web site privacy policies concerning the Business existing as of the Closing Date, and at all times prior to the Closing Date have used commercially reasonable efforts to comply with the then-existing versions of such web site privacy policies (collectively, the "Privacy Policies"); (ii) provided that Purchaser complies with its covenant in
Section 5.07 of this Agreement with respect to the Privacy Policies, the transactions contemplated by this Agreement and the Ancillary Agreements will not violate any of the Privacy Policies; (iii) there have been no material changes in any Privacy Policies during the one (1) year prior to the Closing Date; (iv) neither Sellers nor Subsidiary have received inquiries from the Federal Trade Commission or any other federal or state governmental agencies regarding the Privacy Policies, or compliance with the Privacy Policies; (v) Sellers and Subsidiary have as soon as practicable investigated and resolved any written (including email) complaints from any web site user regarding the Privacy Policies, or compliance with the Privacy Policies; and (vi) the Privacy Policies have not been rejected by any privacy policy certification organization to which any such Privacy Policy has been submitted.

     Section 2.09 Material Contracts. Schedule 2.09 sets forth a complete and accurate list of all Contracts to which either a Seller or Subsidiary is a party in the following categories:

          (a) each Contract (or with respect to a particular customer, each group of related Contracts) concerning the Business for the furnishing of services or the receipt of sponsorship grants by Sellers or Subsidiary involving annual revenues of more than $75,000 to Sellers, excluding open purchase orders, or groups of related open purchase orders, from customers of less than $10,000 singly or in the aggregate;

          (b) each Contract (or group of related Contracts) concerning the Business concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any Person;

          (c) each Contract (or group of related Contracts) concerning the Business (A) under which Sellers or Subsidiary have created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting capitalized lease obligations, (C) under which Sellers or Subsidiary has granted (or may grant) a Lien on any of the Acquired Assets, other than a Permitted Lien, or (D) under which Sellers or Subsidiary have incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

          (d) each Contract (or group of related Contracts) concerning the Business with any of the Affected Employees (as defined below), any Affiliate of Sellers or Subsidiary or any member of any such person's immediate family (A) to employ or terminate executive officers or other Affected Employees and other Contracts concerning the Business with present or former officers, directors or shareholders or other corporate Affected Employees or (B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent, matured or unmatured) to pay on behalf of Sellers or Subsidiary or any Affiliate of Sellers or Subsidiary, any severance, termination, "golden parachute" or other similar payments to any present or former Employee following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby;

          (e) each Contract (or group of related Contracts) concerning the Business under which the consequences of a default or termination could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (f) each Contract (or with respect to a particular vendor, each group of related Contracts) concerning the Business providing for payments in excess of $75,000 over the life of such Contract, except for such Contracts that are cancelable on not more than sixty (60) days' notice by Sellers or Subsidiary without penalty or increased cost;

          (g) each distribution, franchise, sales, commission, consulting agency or advertising Contract concerning the Business, except for such Contracts that are cancelable on not more than sixty (60) days' notice by Sellers or Subsidiary without penalty or increased cost;

          (h) each Contract (or group of related Contracts) concerning the Business, other than the Ancillary Agreements, containing covenants restraining or limiting the freedom of Sellers or Subsidiary or any officer, director, shareholder or Affiliate thereof to engage in any line of business or compete with any person including, without limitation, by restraining or limiting the right to solicit customers or that could, giving effect to the Closing, restrain or limit the freedom of Purchaser or any officer, director, shareholder or Affiliate thereof to engage in any line of business or compete with any person;

          (i) each Contract that provides for the Business to be the exclusive or a preferred provider of any product or service to any Person or recipient of any product or services of any Person during any period of time or that otherwise involve the granting by any Person to the Business of exclusive or preferred rights of any kind or that could, giving effect to the Closing, so provide with respect to the Purchaser or its Affiliates;

          (j) each Contract that provides for any Person to be the exclusive or a preferred provider of any product or service to the Business or the exclusive or a preferred recipient of any product or service of the Business during any period of time or that otherwise involves the granting by the Business of exclusive or preferred rights of any kind or that could, giving effect to the Closing, so provide with respect to the Purchaser or its Affiliates;

          (k) each option with respect to any property, real or personal, used or intended for use in the Business whether either Seller or Subsidiary is a grantor or grantee thereunder;

          (l) each Contract (or group of related Contracts) concerning the Business relating to commission arrangements with individuals other than employees of Sellers or Subsidiary;

          (m) each Contract (or group of related Contracts) concerning the Business with any Governmental Authority;

          (n) except for standard confidentiality and assignment of invention agreements that do not include any continuing obligations owed to the assignors, each Contract concerning the Business the subject matter of which is employment, consulting, severance, collective bargaining or labor unions;

          (o) each other Contract (or group of related Contracts) concerning the Business not entered into in the ordinary course of business, consistent with past practice;

          (p) any other Contract concerning the Business to which a Seller or Subsidiary is bound or subject and which represents an aggregate future liability or right of a Seller or Subsidiary in excess of $75,000 in any one fiscal year; and

          (q) any other Contract providing for sharing, or payments based on, or measured by, some or all of revenues of the Business.

     All of the foregoing, including all amendments or modifications thereto, are "Material Contracts." Except where otherwise set forth on Schedule 2.09: (i) each Material Contract is valid, binding and in full force and effect; and is enforceable against Sellers and, to the Knowledge of Medscape Parties, against each other party thereto in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity and
(ii) there is no event which has occurred, exists, or, to the Knowledge of Medscape Parties, is contemplated, which constitutes or which, with notice, the happening of any event or the passage of time, would constitute a default or breach under such Contract by Sellers or any other party thereto, or would cause the acceleration of any obligation of any party thereto, or would give rise to any right of termination, modification, acceleration or cancellation thereof. None of Sellers has received any notice that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects. Sellers have made available to Purchaser a true and correct copy of each written Contract set forth on Schedule 2.09.

     Section 2.10 Litigation, Etc. Except as listed on Schedule 2.10, no Action or Order is pending before any arbitrator or Governmental Authority, or, to the Knowledge of Medscape Parties, is threatened against or relating to Medscape, Subsidiary or (solely to the extent such Action or Order could reasonably be expected to affect the Business) Parent, their respective officers or directors in their capacities as such or the Acquired Assets.

     Section 2.11 Taxes.

          (a) Except as set forth on Schedule 2.11(a), (i) each of Sellers and Subsidiary have duly and timely filed all material returns, declarations, reports, estimates, and statements

("Returns") required to be filed by or with respect to Sellers and Subsidiary in respect of Taxes (or such Returns have been duly and timely filed on behalf of Sellers and Subsidiary), including, without limitation, any Return required to be filed by any affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law) with respect to which Sellers or Subsidiary was a member, for all periods ending after May 19, 2000 and, to the Knowledge of Medscape Parties, for all prior periods; (ii) all such Returns for periods ending after May 19, 2000 and, to the Knowledge of Medscape Parties, for all prior periods, were correct and complete in all material respects as filed (or as subsequently amended);
(iii) all Taxes (as defined below) due and payable for which Sellers or Subsidiary are liable were paid, or an adequate reserve was established, consistent with past practice, if any, on the books and records of Sellers or Subsidiary for the payment of Taxes not yet due and payable; and (iv) Sellers and Subsidiary have complied with all applicable Laws relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities when due all amounts required to be so withheld and paid over.

          For purposes of this Agreement, "Taxes" means (i) any federal, state, local, or foreign net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, rental, severance, stamp, occupation, premium, property, or windfall profits taxes, or custom duties or other taxes, together with any interest or any penalty, addition to tax or additional amount imposed on or in respect of Sellers or Subsidiary by any governmental authority responsible for the imposition of any such taxes ("Taxing Authorities"); (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payments of such amounts was determined or taken into account with reference to the liability of any other Person for any period prior to the Closing Date; and (iii) liability with respect to the payment of any amounts described in (i) as a result of any express or implied obligation to indemnify any other Person.

          (b) Except as set forth on Schedule 2.11(b), no Return pertaining to Sellers or Subsidiary is currently being audited or examined by any Taxing Authority. All assessments made as a result of any examinations of any Returns pertaining to Sellers or Subsidiary have been fully paid.

          (c) Except as set forth on Schedule 2.11(c), (i) no extensions of time have been granted to Sellers or Subsidiary to file any Return; (ii) no deficiency or adjustment for any Taxes has been proposed, asserted or assessed against Sellers or Subsidiary; and (iii) no waiver or consent extending any statute of limitations for the assessment or collection of Taxes owed by Sellers or Subsidiary has been executed by Sellers or Subsidiary or on behalf of Sellers or Subsidiary, nor are any requests for such waivers or consents pending.

          (d) Except as set forth on Schedule 2.11(d), Subsidiary is not a party to any Tax sharing or allocation agreement.

          (e) Medscape is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

          (f) Neither Sellers nor Subsidiary has received notice from any Governmental Authority in a jurisdiction in which the applicable entity does not file a Return stating that such entity is or may be subject to taxation by that jurisdiction.

          (g) None of the Acquired Assets or the assets of Subsidiary is property required to be treated as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

          (h) None of the Acquired Assets or the assets of Subsidiary directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code.

          (i) None of the Acquired Assets or the assets of Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (j) Subsidiary has not filed a consent pursuant to Section 341(f) of the Code, nor agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by it.

          (k) Subsidiary has not agreed nor is it required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in the accounting method initiated by such entity, and no such entity has knowledge that the IRS has proposed any such adjustment or change in accounting method.

     Section 2.12 Compliance with Law. Except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect, Sellers and Subsidiary have complied, and are in compliance with: (a) all applicable laws, statutes, ordinances, regulations, rules and orders of every Governmental Authority (collectively "Laws"); and (b) any Orders relating to the Acquired Assets, business or operations of the Business. Neither any Seller nor Subsidiary has received any written notice from any Governmental Authority or any other third party that any Seller or Subsidiary is not currently in compliance with any applicable Laws or Orders related to the Business.

     Section 2.13 Labor Matters.

          (a) Neither any Seller nor Subsidiary is a party to or a participant in any negotiation of any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements that pertain to any current or former employee of any Seller who is providing or has provided services to the Business, or any current or former employee of Subsidiary. No current or former employee of any Seller who is providing or has provided services to the Business, or any current or former employee of Subsidiary, is represented by any labor organization. No labor organization or group of employees of any Seller or Subsidiary has made a pending demand for recognition on behalf of any current or former employee of any Seller who is providing or has provided services to the Business, or any current or former employee of Subsidiary, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Medscape Parties, threatened in writing to be brought or filed with the National Labor Relations Board or other labor relations tribunal with respect to any such employee. There is no organizing activity involving any current or former employee of any Seller who is providing or has provided services to the Business, or any current or former employee of Subsidiary, pending or, to the Knowledge of Medscape Parties, threatened in writing by any labor organization or group of employees of any Seller or Subsidiary. There are no (x) strikes, work stoppages, slowdowns, lockouts or arbitrations or (y) material grievances or other material labor disputes pending or, to the Knowledge of Medscape Parties, threatened against any Seller or Subsidiary or involving any current or former employee of any Seller who is providing or has provided services to the Business, or any current or former employee of Subsidiary. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Medscape Parties, threatened against or involving Sellers or Subsidiary in relation to or by any group of current or former employees of any Seller who is providing or has provided services to the Business, or any current or former employee of Subsidiary. There are no complaints, charges or claims against Sellers or Subsidiary pending or, to the Knowledge of Medscape Parties, threatened in writing to be brought or filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment of any individual in relation to the Business, including any claim for workers' compensation or with respect to discrimination (and, to the Knowledge of Medscape Parties there are no facts or information which would give rise thereto). Hours worked by and payments made to any current or former employees of any Seller who are providing or have provided services to the Business, or any current or former employee of Subsidiary, have not been in violation of the federal Fair Labor Standards Act or any other law dealing with such matters.

          (b) Sellers and Subsidiary have complied in all material respects with all Laws and Orders relating to the hiring and retention of all employees, leased employees and independent contractors of the Business relating to wages, hours, labor, employment and employment practices, terms and conditions of employment, equal employment opportunity, collective bargaining and the payment of social security and other employment taxes.

          (c) The Subsidiary neither employs nor otherwise retains any employees other than the Subsidiary Employees. Other than the Subsidiary Employees, all persons who were employees, directors or officers of the Subsidiary on or prior to the date hereof have been terminated from service with the Subsidiary or transferred to a Seller on or prior to the date hereof and the Subsidiary has no further employment relationship, including, without limitation, liability for severance benefits, with respect to such persons.

     Section 2.14 Insurance. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage for the Business are listed on Schedule 2.14 hereto, and: (i) a Seller, or Subsidiary, is a named insured under all such policies; (ii) all premiums with respect thereto covering all periods up to the Closing Date have been paid; (iii) neither Sellers nor Subsidiary is in any material default under any of such policies; and (iv) no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect and will remain in full force and effect until the Closing Date.

     Section 2.15 Employee Benefit Plans.

          (a) Schedule 2.15 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans, agreements or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established, maintained or contributed to by Sellers, Subsidiary or any ERISA Affiliate, or with respect to which any Seller, Subsidiary or any ERISA Affiliate could have liability, in each case with respect to the current or former employees, directors or consultants of Subsidiary or with respect to any current or former employees of any Seller who are providing or have provided services to the Business (the "Employee Benefit Plans"). "ERISA Affiliate" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with any Seller or Subsidiary, each as defined in Section 414(b),
(c), (m) or (o) of the Code, or under "common control" with any Seller or Subsidiary, within the meaning of Section 4001(b)(1) of ERISA.

          (b) Medscape has made available to Purchaser or Purchaser's counsel
(i) a true and complete copy of each Employee Benefit Plan, (ii) any employment agreements and any procedures and policies relating to the employees, directors, officers or consultants of Subsidiary or any employees of any Seller who are providing services with respect to the Business, (iii) any procedures and policies relating to the use of temporary employees and independent contractors by any Seller or Subsidiary and (iv) any material consulting agreements relating to any consultants of any Seller or Subsidiary who are providing services primarily with respect to the Business, the termination of which in any case requires more than 30 days' notice to such consultant.

          (c) The Employee Benefit Plans are and have been maintained in all material respects in compliance with their terms and the requirements of all applicable law.

          (d) Neither Medscape, Parent, Subsidiary, nor any ERISA Affiliate (i) maintains or has ever maintained an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which was (or is) subject to Title IV of ERISA or
Section 412 of the Code or (ii) has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" as defined in
Section 4001(a)(3) or Section 3(37) of ERISA or has any fixed or contingent liability under Section 4204 of ERISA.

          (e) Each Employee Benefit Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

          (f) Neither the execution and delivery of this Agreement or the Ancillary Agreements by Medscape nor the consummation of the transactions contemplated hereby or any related transactions will result in any liability to Purchaser under or with respect to any Employee Benefit Plan except as set forth in Section 5.02 with respect to the Assumed Employment Agreements.

          (g) The Employee Benefit Plans were established and administered by Parent or Medscape and coverage under such plans was extended to employees of Subsidiary.

          (h) As of and including the Closing, Seller, Subsidiary, Parent or any ERISA Affiliate shall have made all contributions and payments required to be made by each of them up to and including the Closing with respect to each Employee Benefit Plan.

          (i) None of the Employee Benefit Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code.

          (j) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (k) Each Employee Benefit Plan and each related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) has been so qualified during the period from its adoption to date.

          (l) There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Benefit Plan that is pending, threatened or anticipated against any Seller, Subsidiary, any ERISA Affiliate or any Employee Benefit Plan, and to the knowledge of Seller, there exist no facts or circumstances that could give rise to any such action, writ injunction, judgment, decree, claim, suit, litigation, proceeding, arbitral action, audit or investigation.

          (m) Except as set forth on Schedule 2.15(m), none of any Seller, Subsidiary, or any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Benefit Plans or to amend or modify any existing Employee Benefit Plan, except as required by law.

          (n) Neither the execution and delivery of this Agreement by the Sellers, nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Affected Employee under any Employee Benefit Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Employee Benefit Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          (o) Medscape's Operations Committee or its successor has determined that no employee bonuses are or will be payable to the Hired Employees under any Employee Benefit Plan, including, without limitation, the bonus program set forth in that certain document entitled "2001 Bonus Program" dated March 19, 2001.

     Section 2.16 Brokers' or Finders' Fees. Sellers have not taken any actions that would give rise to a claim for fees against Purchaser (or its stockholders) or Subsidiary on the part of Sellers' professional advisers, including but not limited to Lazard Freres & Co. LLC (whose fees and expenses are the sole responsibility of Parent).

     Section 2.17 Certain Information Relating to the Business.

          (a) The number of users in the United States and outside the United States of the Medscape.com web site who were registered as physicians as of November 30, 2001 and for each of the three most recent monthly periods for which records are available, the number of users in the United States and outside the United States of the Medscape.com web site registered as physicians who returned to the Medscape.com web site during that month are set forth on
Schedule 2.17.


          (b) The two public web sites of the Business, Medscape.com and CBSHealthwatch.com (now known as MedscapeHealth.com), have met the performance statistics set forth on Schedule 2.17 over the time period indicated in that Schedule.

     Section 2.18 Transactions with Certain Persons. Except as set forth on
Schedule 2.18 and as set forth in the Report of Parent to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000,
Part III, Item 13, and except for regular compensation and remuneration relating to employment or directorship in the ordinary course of business: (a) no officer, director or shareholder of Sellers or Subsidiary nor any member of any such Person's immediate family is currently, or within the last three years has been, a party to any transaction with Medscape or Subsidiary and (b) no employee of Medscape or Subsidiary (or any other Affected Employee) nor any member of any such employee's immediate family is currently, or within the last three years has been, a party to any material transaction with Medscape or Subsidiary, in each case, including, without limitation, any Contract or Assumed Lease (as defined below) (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from or (iii) otherwise requiring payments to (other than for dividends or distributions to any shareholder of Medscape or Subsidiary in his or her capacity as such or for services as officers, directors or employees of Medscape or Subsidiary), any such Person or any corporation, partnership, trust or other entity in which any such Person has an interest as a shareholder, officer, director, trustee or partner.

     Section 2.19 Condition and Sufficiency of Assets. Except as set forth on
Schedule 2.19 and after giving effect to the Transition Services Agreement and License Agreement, the Acquired Assets are sufficient for the continued conduct of the Business after the Closing Date in the same manner the Business is conducted as of the date hereof. Except as set forth on Schedule 2.19, there are no assets held by or services performed by Parent or its Affiliates (other than Medscape or Subsidiary) that relate to the Business. The Acquired Assets in the aggregate are in such operating condition and repair as is reasonably necessary for the continued conduct of the Business after the Closing Date in substantially the same manner as conducted as of the date hereof.

     Section 2.20 Employees. Exhibit F-1 identifies all Affected Employees and separately identifies which Affected Employees are Subsidiary Employees and which are Seller Employees. Exhibit F-2 identifies the Retained Employees who are primarily engaged in the Business or who, for the avoidance of doubt, it is necessary to list as Retained Employees.

     Section 2.21 Real Property.

          (a) Neither Medscape nor Subsidiary owns any real property.

          (b) Schedule 2.21(b) lists all real property (including all land and buildings) which is leased by Medscape or Subsidiary as lessee or sublessee (the "Leased Property"). Medscape or Subsidiary have delivered or made available to Purchaser complete and accurate copies of the written leases and subleases for all Leased Property, including all amendments and modifications pursuant to which Medscape or Subsidiary leases the Leased Property (the "Assumed Leases"). Except as disclosed in Schedule 2.21(b), none of Sellers nor Subsidiary has received notice of, or has knowledge of, condemnation or eminent domain proceedings pending or threatened against any Leased Property. Other than for exceptions to the following which are set forth on Schedule 2.21(b):

          (c) Medscape or Subsidiary has good and valid leasehold title to the Leased Property pursuant to the Assumed Leases, the Assumed Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

          (d) No material amount payable under any Assumed Lease is past due beyond any applicable cure period except those contested as due and owing under a lease;

          (e) Medscape and Subsidiary are in compliance in all material respects with all covenants, commitments and obligations on their part to be performed or observed under the Assumed Leases and, to the Knowledge of Medscape Parties, there is no failure by any other party to such Assumed Leases to comply in all material respects with all of its commitments and obligations;

          (f) None of Sellers or Subsidiary has received any written notice of a material default (which has not been cured), offset or counterclaim under any Assumed Lease; and

          (g) Neither Medscape nor Subsidiary has subleased, assigned, mortgaged, pledged or otherwise encumbered its interest under any Assumed Lease or entered into any license, sublease or occupancy agreement with respect to any Leased Property, nor has Medscape or Subsidiary entered into any agreement or commitment to take any such action.

          (h) The Leased Property is all of the real property used in the Business as currently conducted.

          (i) Except as set forth on Schedule 2.21(c), all Improvements owned, leased, or used by Medscape or Subsidiary on the Leased Property are in reasonably good condition and repair in all material respects (normal wear and tear excepted), and such Improvements (including their rooftops and building systems) are, to the Knowledge of Medscape Parties, free from material structural defects.

          (j) Except as set forth on Schedule 2.21(c), the Leased Property is sufficiently supplied in all material respects with utilities and other services as necessary for the operation of the Leased Property as currently operated, including adequate water, storm and sanitary sewer, gas, and electricity. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Leased Property.

          (k) Except as set forth on Schedule 2.21(c), neither Medscape nor Subsidiary is a party to or otherwise bound by any leasing commission or brokerage agreements with respect to any Assumed Leases for which Medscape or Subsidiary or any of their Affiliates will have any liability.

          (l) Except as disclosed in Schedule 2.21(c), Medscape and Subsidiary with respect to the Leased Property are in material compliance with all material zoning, building, fire, health and other similar codes or ordinances.

     Section 2.22 Environmental Compliance. Sellers are in and have at all times been in compliance in all respects with all applicable Laws and Orders (including Permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of the Acquired Assets and the Business ("Environmental Laws") except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Medscape Parties, there are no present facts or circumstances which would adversely affect or render significantly more costly in the future compliance of the Business with existing Environmental Laws.

     Section 2.23 Books and Records. Sellers and Subsidiary have made and kept Books and Records and accounts which, in reasonable detail, accurately and fairly reflect the activities of the Business in all material respects. The minute books of Medscape and Subsidiary are true, correct and complete and contain copies of the minutes and records of, and accurately and adequately reflect, all meetings and actions taken by written consent of the boards of directors, committees of the boards of directors and shareholders of Medscape and Subsidiary. The copies of the stock record books and the stock certificate books of Medscape and Subsidiary are true, correct and complete and accurately and adequately reflect all transactions in connection with Medscape's and Subsidiary's capital stock through and including the date hereof.

     Section 2.24 No Other Liabilities or Contingencies. There exist no liabilities, obligations or commitments of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or nonliquidated, due or to become due, accrued or unaccrued, matured or unmatured), of either Medscape or Subsidiary, or of Parent that relate to the Business, except liabilities: (i) reflected on the Pro-Forma Balance Sheet as at the Balance Sheet Date; (ii) that were incurred after the Balance Sheet Date in the ordinary course of business, consistent with past practice or under the Acquired Contracts (none of which relates to (A) breach of a Contract to which a Seller or Subsidiary is a party, (B) breach of warranty, (C) tort, (D) infringement,
(E) violation of any Law or Order, or (F) any Action); (iii) related to the Affected Employees in accordance with the provisions of Section 5.02, except to the extent such liabilities are Excluded Liabilities; and (iv) that are set forth on Schedule 2.24. There are no outstanding obligations of either Medscape or Subsidiary, or of Parent or Enterprises that relate to the Business, to any person: (x) to provide promotional services, advertising or other media services other than on the internet portals of Medscape.com and MedscapeHeath.com (previously CBSHealthwatch.com) or (y) that are unable to be fulfilled due to the termination of that certain Advertising and Promotion Agreement (and all ancillary agreements thereto), between Medscape and CBS Corporation, dated as of August 3, 1999.

     Section 2.25 Customers. Set forth on Schedule 2.25(a) are the names of the ultimate parent entities of the ten (10) largest customers of the Business ranked by the revenue from each ultimate parent entity and its subsidiaries, recognized by the Business during the fiscal year ended December 30, 2000 and during the nine-month period ended September 30, 2001, and the corresponding amount of revenue Sellers recognized during such time as reflected on the Medscape Financial Statements. As of December 6, 2001, Medscape or Subsidiary has (i) entered into signed contracts or (ii) received firm commitments, including oral commitments, for orders resulting in revenue expected to be recognized by the Business in the fiscal year 2002 from the customers as set forth on Schedule 2.25(b). The total revenue, as of December 6, 2001, expected to be recognized for each customer during the three month periods in the year 2002 ending March 31, June 30, September 30, and December 31, respectively, are set forth on Schedule 2.25(b). Neither Sellers nor Subsidiary has received any actual notice that any of the customers set forth on Schedule 2.25(b) do not intend to pay to Sellers or Subsidiary the full amount of revenue set forth on
Schedule 2.25(b).

     Section 2.26 Vendors. Set forth on Schedule 2.26 are the names and addresses of the ten (10) vendors from whom the Business purchased the most (as measured by transactions processed through Accounts Payable) goods or services during the fiscal year ended December 31, 2000, and during the nine-month period ended September 30, 2001 and the approximate dollar amounts involved related to each vendor (see notes set forth on Schedule 2.26 for clarification). Except as disclosed on Schedule 2.26, none of Sellers or Subsidiary has received any actual notice that any such vendors will not sell services, supplies, merchandise and other goods to the Business at any time after the Closing Date on terms and conditions substantially similar to those currently in effect, subject only to general and customary price increases.

     Section 2.27 Bank Accounts. Set forth on Schedule 2.27 is an accurate and complete list showing the name and address of each bank, trust company, savings and loan association and brokerage firm in which Medscape or Subsidiary has an account or safe deposit box, the number of any such account or box and the names of all persons authorized to draw thereon or to have access thereto.

     Section 2.28 Solvency. Each of the Sellers represents and warrants that it is Solvent as of the Closing, both before and after giving effect to the transactions contemplated by this Agreement. Each of the Sellers further represents and warrants that it has received reasonably equivalent value and consideration that is fair under the circumstances in exchange for the consideration provided to it by Purchaser pursuant to this Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                        REGARDING PARENT AND ENTERPRISES

     Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

     Section 3.01 Parent Organization, Qualifications and Corporate Power.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.

          (b) Parent has previously made available to Purchaser or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws, each as in effect on the date hereof. Parent is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

     Section 3.02 Authorization of Agreements, Etc. With Respect To Parent

          (a) Parent has all requisite corporate power and authority to execute and deliver (i) this Agreement and (ii) all Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder.

          (b) The execution, delivery and performance of this Agreement by Parent, including the sale of the Acquired Assets hereunder, has been duly authorized by all requisite corporate action on the part of Parent (including all requisite action of the Board of Directors of Parent). Neither the execution and delivery by Parent of this Agreement and the Ancillary Agreements to which it is party nor the performance by Parent of its obligations hereunder and thereunder, including the sale and transfer of the Acquired Assets by Sellers hereunder, will: (A) violate: (i) any provision of Law that is applicable to Parent; (ii) the Certificate of Incorporation or Bylaws of Parent, each as amended and/or restated; or (iii) any Order applicable to Parent except as would not have, individually or in the aggregate, a Material Adverse Effect; (B) conflict with or result in the increase of any payment or benefit due thereunder, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract, note, indenture, agreement, lease or other instrument to which Parent is a party except as would not have, individually or in the aggregate, a Material Adverse Effect; or (C) result in the creation or imposition of any Lien (except for any Permitted Liens) upon (1) any of the properties or assets of Parent, except as would not have, individually or in the aggregate, a Material Adverse Effect or (2) the Acquired Assets.

     Section 3.03 Validity With Respect To Parent. This Agreement and each of the Ancillary Agreements and other agreements contemplated by this Agreement to which Parent is a party have been duly executed and delivered by Parent and constitute the legal, valid and binding obligations of Parent, enforceable against it in accordance with their respective terms except where the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

     Section 3.04 Consents and Approvals With Respect To Parent. Except as set forth on Schedule 2.06(a), no consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority or any other Person or entity (i) is required for the execution, delivery and performance by Parent of this Agreement or any of the Ancillary Agreements to which Parent is a party, (ii) is necessary in order to ensure the legality, validity, binding effect or enforceability against Parent of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby or (iii) is necessary in order that the Business be conducted following the Closing Date substantially in the same manner as the Business is conducted as of the date hereof, other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been obtained or made, as set forth on
Schedule 2.06(a).

     Section 3.05 Brokers' or Finders' Fees With Respect To Parent. Sellers have not taken any actions that would give rise to a claim for fees against Purchaser (or its stockholders) or Subsidiary on the part of Sellers' professional advisers, including but not limited to Lazard Freres & Co. LLC (whose fees and expenses are the sole responsibility of Parent).

     Section 3.06 Tax Matters With Respect To Parent. Parent is the common parent of the affiliated group (within the meaning of Section 1504(a) of the Code) that includes Enterprises, Medscape and Subsidiary.

     Section 3.07 Enterprises Organization, Qualifications and Corporate Power.

          (a) Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Enterprises has previously made available to Purchaser or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws, each as in effect on the date hereof. Enterprises is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

     Section 3.08 Authorization of Agreements, Etc. With Respect To Enterprises.

          (a) Enterprises has all requisite corporate power and authority to execute and deliver (i) this Agreement and (ii) all Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder.

          (b) The execution, delivery and performance of this Agreement by Enterprises, including the sale of the Acquired Assets hereunder, has been duly authorized by all requisite corporate action on the part of Enterprises (including all requisite action of the Board of Directors of Enterprises). Neither the execution and delivery by Enterprises of this Agreement and the Ancillary Agreements to which it is party nor the performance by Enterprises of its obligations hereunder and thereunder, including the sale and transfer of the Acquired Assets by Sellers hereunder, will: (A) violate: (i) any provision of Law that is applicable to Enterprises; (ii) the Certificate of Incorporation or Bylaws of Enterprises, each as amended and/or restated; or (iii) any Order applicable to Enterprises except as would not have, individually or in the aggregate, a Material Adverse Effect; (B) conflict with or result in the increase of any payment or benefit due thereunder, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract, note, indenture, agreement, lease or other instrument to which Enterprises is a party except as would not have, individually or in the aggregate, a Material Adverse Effect; or (C) result in the creation or imposition of any Lien (except for any

Permitted Liens) upon (1) any of the properties or assets of Enterprises, except as would not have, individually or in the aggregate, a Material Adverse Effect or (2) the Acquired Assets.

     Section 3.09 Validity With Respect To Enterprises. This Agreement and each of the Ancillary Agreements and other agreements contemplated by this Agreement to which Enterprises is a party have been duly executed and delivered by Enterprises and constitute the legal, valid and binding obligations of Enterprises, enforceable against it in accordance with their respective terms except where the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

     Section 3.10 Consents and Approvals With Respect To Enterprises. Except as set forth on Schedule 2.06(a), no consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority or any other Person or entity (i) is required for the execution, delivery and performance by Enterprises of this Agreement or any of the Ancillary Agreements to which Enterprises is a party, (ii) is necessary in order to ensure the legality, validity, binding effect or enforceability against Enterprises of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby or (iii) is necessary in order that the Business be conducted following the Closing Date substantially in the same manner as the Business is conducted as of the date hereof, other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been obtained or made, as set forth on
Schedule 2.06(a).

     Section 3.11 Brokers' or Finders' Fees With Respect To Enterprises. Enterprises has not taken any actions that would give rise to a claim for fees against Purchaser (or its stockholders) or Subsidiary on the part of Enterprises' professional advisers, including but not limited to Lazard Freres & Co. LLC (whose fees and expenses are the sole responsibility of Parent).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

     Purchaser represents and warrants to Sellers as follows:

     Section 4.01 Power and Authority.

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Purchaser has previously made available to Sellers or their counsel complete and correct copies of its Certificate of Incorporation and Bylaws, each as in effect on the date hereof. Purchaser is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

          (c) Purchaser has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder.

     Section 4.02 Authorization of Agreements, Etc. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all requisite action on the part of Purchaser. Neither the execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party nor the performance by Purchaser of its obligations hereunder and thereunder will (A) violate: (i) any provision of Law that is applicable to Purchaser; (ii) the Certificate of Incorporation or Bylaws of Purchaser, each as amended and/or restated; or (iii) any Order applicable to Purchaser except as would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to complete the transactions contemplated hereby; (B) conflict with or result in the increase of any payment or benefit due thereunder, result in a breach of or constitute (with due notice or lapse of time or both) a default under any note, indenture, agreement, lease or other instrument to which Purchaser is a party except as would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to complete the transactions contemplated hereby; or (C) result in the creation or imposition of any lien upon any of the properties or assets of Purchaser except as would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to complete the transactions contemplated hereby.

     Section 4.03 Validity. This Agreement and the Ancillary Agreements and other agreements contemplated by this Agreement to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms except where the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

     Section 4.04 Governmental Approvals. No order, authorization, approval or consent from, or filing with, any Governmental Authority or other authority having jurisdiction over Purchaser is required for the execution, delivery and performance by Purchaser of this Agreement or any Ancillary Agreement to which Purchaser is a party or is necessary in order to ensure the legality, validity, binding effect or enforceability against Purchaser of this Agreement or any such Ancillary Agreement.

     Section 4.05 Brokers' or Finders' Fees. Purchaser has not taken any actions that would give rise to a claim for fees against Sellers (or their stockholders) on the part of Purchaser's professional advisers.

     Section 4.06 Litigation. There is no Action or Order pending before any arbitrator or Governmental Authority, or, to the knowledge of Purchaser, is threatened against or affecting Purchaser which might enjoin or prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

                                    ARTICLE V
                                    COVENANTS

     Section 5.01 No Solicitation.

          (a) (i) Until the earlier of: (A) thirty-six (36) months after the Closing Date or (B) six (6) months after a Change of Control of Parent, Sellers agree that they shall not (and shall not permit their respective Representatives or Affiliates on their behalf to), directly or indirectly: (AA) induce or attempt to induce any of the Affected Employees to leave the employ of, or violate the terms of their contracts or any employment arrangements with Purchaser or Subsidiary, provided, however, that following a Change of Control of Parent, Parent (and its Representatives and Affiliates) may employ an Affected Employee who contacts Parent on his or her own initiative or as a result of a general solicitation to the public or a general advertising or from the use of an independent employment agency or search firm whose efforts are not specifically directed at such Affected Employee and (BB) (1) interfere with the business of any Person with respect to the Business, where to the Knowledge of Medscape Parties such Person is a client or sponsor of the Business, whether or not Sellers had personal contact with such Person or (2) knowingly, after due inquiry, induce or attempt to induce any client or sponsor of the Business, or any supplier, licensee, vendor, or Person having a business relation with the Business, to cease doing business with Purchaser or in any way interfere or attempt to interfere with the relationship between Purchaser and any such customer, supplier, licensee, vendor, or Person having a business relation with the Business.

               (ii) Until the earlier of (A) six months after the Closing Date and (B) an occurrence of a Change of Control of Parent, Purchaser agrees that it shall not (and shall not permit its Representatives or Affiliates on their behalf to), directly or indirectly induce or attempt to induce any of the officers or employees of Parent to leave the employ of, or violate the terms of their contracts or any employment arrangements with Parent; provided, however, that Purchaser may employ any Person who contacts Purchaser on his or her own initiative or as a result of a general solicitation to the public or general advertising or from the use of an independent employment agency or search firm whose efforts are not specifically directed at such Persons and provided further that Purchaser may employ the Affected Employees as set forth herein.

          (b) In the event the agreements in Sections 5.01(a)(i) or (a)(ii), as the case may be, shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (c) The parties acknowledge that provisions of this Section 5.01 are reasonable in time and scope and necessary to protect the interests of such parties, and any breach of the covenants contained in this Section 5.01 will cause irreparable damage to such parties, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the parties agree that if either party breaches the covenant contained in this Section 5.01, in addition to any other remedy which may be available at law or in equity, such party shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

     Section 5.02 Employee Matters.

          (a) On and effective as of the Closing, Purchaser shall become the employer of all of the employees of the Subsidiary set forth on Exhibit F-1 (the "Subsidiary Employees") and shall make offers of employment to the employees of Sellers set forth on Exhibit F-1 (such employees of Sellers, the "Seller Employees" and together with the Subsidiary Employees, the "Affected Employees"), at base wages and salaries no less favorable than the base wages and salaries paid by a Seller to such employees as of the Closing and, effective January 1, 2002 with employee benefit plans and arrangements which provide benefits which are no less favorable in the aggregate to the Affected Employees than those employee benefit plans and arrangements provided to employees of Purchaser which are similarly situated to the Affected Employees. Nothing in this Agreement shall (x) prevent Purchaser from altering the terms, salary, wages or benefits after the Closing of any Seller Employee who accepts such offer of employment or of any Subsidiary Employee (such Seller Employees who accept such offers of employment and Subsidiary Employees collectively, the "Hired Employees"), except as specifically provided herein or (y) create any obligation on the part of Purchaser to continue the employment of any Hired Employee for any definite period of time following the Closing.

          (b) For purposes of determining eligibility to participate or vesting (but not for purposes of benefit accrual) where length of service is relevant under any employee benefit plan or arrangement of Purchaser, Hired Employees shall receive credit for service with Sellers and Subsidiary to the same extent such credit was granted under the plans of any Seller, except where such credit would result in duplication of benefits. Hired Employees shall not be subjected to waiting periods, pre-existing condition exclusions, or similar limitations in coverage under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or similar arrangement of Purchaser to the extent the conditions or requirements for coverage were satisfied with respect to Sellers' or Subsidiary's plans or arrangements as of the Closing Date.

          (c) Sellers shall assign to Purchaser (or one of its subsidiaries) the employment agreements set forth on Schedule 5.02(c) (the "Assumed Employment Agreements"). Sellers shall each act in good faith and use its commercially reasonable efforts to ensure that the Seller Employees accept Purchaser's offer of employment.

          (d) As soon as practicable after the Closing Date, the Sellers shall transfer all employment and personnel files relating to the Hired Employees.

          (e) Notwithstanding anything to the contrary in this Agreement, the obligations under this Section 5.02 shall survive the Closing indefinitely.

     Section 5.03 Sellers Non-Compete.

          (a) In consideration of, among other things, the Purchase Price, except for activities anticipated by the Transition Services Agreement and License Agreement (as defined below) and the businesses of Parent included in MDLI Business, for the period from the date hereof through the third anniversary of the date hereof, Sellers shall not (and shall not permit their subsidiaries to) directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by or lend credit to any business, firm, corporation, partnership, association, joint venture or other entity that engages in or conducts a business based in any country worldwide that competes with or is in the same business as the Business (the "Competing Business"); provided, however, that Sellers may own, collectively, less than five percent (5%) of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding this Section 5.03, in the event of a merger, sale of assets, sale or business combination involving Parent and an unrelated third party, the surviving entity of such merger, sale of assets, sale or business combination shall not be obligated by the provisions of this Section 5.03; provided, however, that such merger, sale of assets, sale or business combination shall have been a bona fide transaction not undertaken for the purpose of avoiding the provisions of this Section 5.03.

          (b) In the event the agreement in this Section 5.03 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (c) Sellers acknowledge that provisions of this Section 5.03 are reasonable in time and scope and necessary to protect the interests of Purchaser, and any breach of the covenants contained in this Section 5.03 will cause irreparable damage to Purchaser or the Business, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Sellers agree that if Parent or Medscape breaches the covenant contained in this Section 5.03, in addition to any other remedy which may be available at law or in equity, Purchaser shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

     Section 5.04 Miscellaneous.

          (a) Immediately prior to the Closing, the principal amount of any note payable and all other intercompany receivables, together with any accrued interest payable by the Subsidiary to Medscape or Parent (or any of their Affiliates) shall be cancelled.

          (b) On or prior to the Closing Date, Sellers shall contribute to Subsidiary cash in the amount set forth on Exhibit G (the "Cash Contribution Amount").

          (c) On or prior to the Closing Date, Purchaser shall reimburse Sellers for certain severance payments to be made by Sellers in the amount set forth on Exhibit G ("the Severance Reimbursement Amount").

     Section 5.05 Confidentiality.

          (a) Sellers.

               (i) Sellers acknowledge that, in connection with the operation of the Business prior to Closing, Sellers had access to confidential information relating to the Business, including technical, manufacturing, financial or marketing information, lists of vendors, suppliers and customers, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Sellers or Subsidiary or their respective Representatives which contain or otherwise reflect or are generated from such information ("Confidential Information").

               (ii) For three (3) years after the Closing Date or in perpetuity for any confidential Information that constitutes a trade secret under applicable law, Sellers shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not use or disclose any Confidential Information, except to their respective Representatives and Affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby including the activities anticipated by the Transition Services Agreement and License Agreement. Sellers shall use their respective commercially reasonable efforts to cause their Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not use or disclose any Confidential Information. Sellers shall be responsible for any breach of this Agreement by any of their respective Representatives or Affiliates. If, however, Confidential Information is disclosed, Sellers shall immediately notify Purchaser in writing and take all reasonable steps required to prevent further disclosure.

               (iii) Notwithstanding the provisions of this Section 5.05(a), Sellers shall be permitted to disclose any Confidential Information pursuant to the requirement or request of a Governmental Authority to the extent such disclosure is required by a valid Law or Order and prompt notice is given by Sellers to Purchaser of any such requirement or request. Sellers shall reasonably cooperate with Purchaser (at Purchaser's expense) in seeking a protective order or exemption from such requirement or request. Confidential Information shall not include information that is or becomes publicly available without fault of Sellers or their respective Representatives.

          (b) Purchaser.

               (i) Purchaser acknowledges that, in connection with its investigation of the operation of the Business prior to Closing, Purchaser may have had access to confidential information relating to the MDLI Business, including technical, manufacturing, financial or marketing information, lists of vendors, suppliers and customers, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Parent or its Representatives or Affiliates which contain or otherwise reflect or are generated from such information ("Parent Confidential Information").

               (ii) For three (3) years from after the Closing Date, or in perpetuity for any Parent Confidential Information that constitutes a trade secret under applicable law, Purchaser shall treat all Parent Confidential Information as confidential, preserve the confidentiality thereof and not use or disclose any Parent Confidential Information, except to its Representatives and Affiliates who need to know such Parent Confidential Information in connection with the transactions contemplated hereby including the activities anticipated by the Transition Services Agreement and License Agreement. Purchaser shall use commercially reasonable efforts to cause its Representatives to treat all Parent Confidential Information as confidential, preserve the confidentiality thereof and not use or disclose any Parent Confidential Information. Purchaser shall be responsible for any breach of this Agreement by any of its Representatives or Affiliates. If, however, Parent Confidential Information is disclosed, Purchaser shall immediately notify Parent in writing and take all reasonable steps required to prevent further disclosure.

               (iii) Notwithstanding the provisions of this Section 5.05(b), Purchaser shall be permitted to disclose any Parent Confidential Information pursuant to the requirement or request of a Governmental Authority to the extent such disclosure is required by a valid Law or Order and prompt notice is given by Purchaser to Parent of any such requirement or request. Purchaser shall reasonably cooperate with Parent (at Parent's expense) in seeking a protective order or exemption from such requirement or request. Parent Confidential Information shall not include (i) information that is or becomes publicly available without fault of Purchaser or its Representatives; (ii) was or becomes available to Purchaser on a non-confidential basis from a source other than Parent, provided that such source is not known to Purchaser to be making such disclosure in violation of a confidentiality obligation to Parent; or (iii) is independently developed by Purchaser, without reference to the Parent Confidential Information.

          (c) Acknowledgement. Each party hereto acknowledges that the other parties and their subsidiaries are engaged in businesses similar to or competitive with those of such party. Nothing in this Agreement (other than the provisions of Section 5.03) shall limit or restrict any party hereto from engaging in such businesses or competing with the other parties and its subsidiaries except that the parties shall be bound by their agreements herein as they relate to the Confidential Material and Parent Confidential Material, as applicable.

     Section 5.06 Matters Related to Subsidiary.

          (a) Immediately prior to the Closing, Subsidiary and Medscape shall have entered into (i) one or more Bills of Sale covering certain Excluded Assets to be transferred by Subsidiary to Medscape (the "Portals Bill of Sale") and
(ii) such agreements and other instruments as may be required for Sellers to assume certain Excluded Liabilities (the "Portals Assignment and Assumption Agreement").

          (b) Prior to the Closing Date, all right, title and interest in and to the trademarks and service marks listed on Exhibit B-1, including without limitation the goodwill symbolized thereby and all applications and registrations therefor, worldwide, shall be assigned by Medscape or Parent, as applicable, to Subsidiary.

     Section 5.07 Privacy Policies. From and immediately after the Closing, Purchaser shall comply with the applicable provisions of the Privacy Policies (unless and until amended), including without limitation those portions applicable to a transfer of information as part of a sale of assets and those portions applicable to an amendment of such Privacy Policies. Notwithstanding anything to the contrary in this Agreement, the obligations of Purchaser under this section shall survive the Closing indefinitely.

     Section 5.08 Release. Effective as of the Closing, the Sellers and their Affiliates each release Subsidiary from any and all claims, liabilities, obligations, damages, expenses and other amounts of every kind or description arising or existing prior to the Closing Date.

                                   ARTICLE VI
                               SURVIVAL; INDEMNITY

     Section 6.01 Survival. The representations and warranties contained herein and in the Ancillary Agreements shall survive (notwithstanding any investigation made at any time by or on behalf of the other party) until the date that is twelve (12) months after the Closing Date; provided that: (a) the representations and warranties contained in Sections 2.01 (Organization, Qualifications and Corporate Power; Subsidiary), 2.02 (Authorization of Agreements, Etc.) (other than Sections 2.02(b)(B) and (C)), 2.03 (Validity), 2.04(b) (Medscape's Financial Statements), 2.07(b) (Title to Properties, Absence of Liens and Encumbrances) and 2.16 (Brokers' or Finders' Fees), Article III (Representations and Warranties Regarding Parent and Enterprises) (other than Sections 3.02(b)(B) and (C), 3.04 (Consents and Approvals With Respect To Parent), 3.08(b)(B) and (C) and 3.10 (Consents and Approvals With Respect To Enterprises), and Article IV (Representations and Warranties of Purchaser) (other than Section 4.04 (Government Approvals)) and claims arising out of fraud (each an "Unlimited Representation Claim") shall survive the Closing indefinitely; (b) the representations and warranties contained in Sections 2.11 (Taxes), 2.15 (Employee Benefit Plans), 3.06 (Tax Matters With Respect to Parent) and the covenants and agreements contained in Section 7.02 (Certain Tax Matters) (each a "Statute Claim" and, together with the Unlimited Representation Claims, the "Unlimited Claims") shall survive until the expiration of any applicable statute of limitations (including all extensions thereof) with respect to the underlying matters plus sixty days and (c) any claim with respect to which specific written notice is provided to the indemnifying party as set forth in Section 6.05 prior to the applicable times of termination described in this Section 6.01 shall survive such termination times. All covenants and agreements contained herein and in the Ancillary Agreements not otherwise referenced in this Section 6.01 shall survive (notwithstanding any investigation made at any time by or on behalf of the other party) in accordance with their terms or, if no survival period is specified, for twelve (12) months after Closing.

     Section 6.02 Limits on Claims.

          (a) Purchaser shall not be entitled to recover any Damages (as defined below) pursuant to Sections 6.03(a)(i) or 6.03(a)(iv) (except that such limitation shall not apply to any Unlimited Representation Claim or any claim arising out of or relating to a breach of Sections 2.11 (Taxes), 3.06 (Tax Matters With Respect to Parent) and 7.02 (Certain Tax Matters)) until the aggregate amount of the Damages which would otherwise be owing to Purchaser, in the aggregate, pursuant to such Sections 6.03(a)(i) and 6.03(a)(iv) exceeds $100,000 (the "Purchaser

Deductible"), at which time Purchaser shall be entitled to receive Damages to the extent and only to the extent that the aggregate Damages which would otherwise be owing pursuant to Sections 6.03(a)(i) and 6.03(a)(iv) exceed $100,000. Purchaser shall not be entitled to recover any further Damages pursuant to Sections 6.03(a)(i) or 6.03(a)(iv), as soon as the amount of Damages recovered by Purchaser, in the aggregate, pursuant to such Sections meets or exceeds $1,500,000, except that such limitation shall not apply to any Unlimited Representation Claim or any Claim arising out of or relating to a breach of Sections 2.11 (Taxes), 3.06 (Tax Matters With Respect to Parent) and 7.02 (Certain Tax Matters).

          (b) Sellers shall not be entitled to recover any Damages pursuant to
Section 6.04(a) (except that such limitation shall not apply to any Unlimited Claim) until the aggregate amount of the Damages which would otherwise be owing to Sellers, in the aggregate, pursuant to Section 6.04(a) exceeds $100,000 (the "Medscape Deductible"), at which time Sellers shall be entitled to receive Damages to the extent and only to the extent that the aggregate Damages pursuant to Section 6.04 (a) exceed $100,000. Sellers shall not be entitled to recover any further Damages pursuant to Section 6.04(a) as soon as the amount of Damages recovered by Sellers, in the aggregate, pursuant to Section 6.04(a) meets or exceeds $1,500,000, except that such limitation shall not apply to any Unlimited Claim.

     Section 6.03 Indemnification by Sellers.

          (a) Subject to any applicable limitations set forth in Sections 6.01 and 6.02, Sellers jointly and severally hereby indemnify and hold Purchaser and its Affiliates and Representatives harmless from and against all claims, liabilities, diminutions in value, obligations, costs, damages (actual or consequential), losses and expenses of any nature, whether or not arising out of a Third-Party Claim (as defined below) (including attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing) ("Damages") arising out of or relating to:

               (i) any breach of the representations or warranties of Sellers in this Agreement or the Ancillary Agreements, as applicable;

               (ii) any breach of the covenants or agreements of Sellers in this Agreement or the Ancillary Agreements, as applicable;

               (iii) any Excluded Liability (including liabilities of Subsidiary that are not Assumed Liabilities) or any other liability that is not an Assumed Liability;

               (iv) the Bulk Transfer Laws; and

               (v) all Taxes due or payable with respect to Subsidiary for periods (or portions thereof) ending on or prior to the Closing Date, except to the extent such Taxes of Subsidiary constitute Assumed Taxes.

          (b) (i) Schedule 6.03(b) sets forth all of the trade accounts receivable related to the Business as of December 21, 2001 (each, an "Account Receivable" and collectively, the "Accounts Receivable"). The aggregate amount of the Accounts Receivable is $4,776,392. All of such Accounts Receivable (A) have arisen from the sale of services or products in the ordinary course of business to Persons that are not Affiliates of Sellers and (B) constitute valid and undisputed claims that Sellers believe in good faith shall be paid in the ordinary course of business, except those Accounts Receivable identified on Schedule 6.03(b) with respect to which either Seller has received notice from an account debtor that such amounts or items are in dispute (a "Disputed Receivable"). The aggregate amount of the Accounts Receivable, net of the agreed upon reserve of $700,000, is $4,076,392 (the "Initial Amount").

               (ii) Purchaser shall use commercially reasonable efforts in accordance with its past accounts receivable collection practices to collect the Accounts Receivable. Purchaser shall apply amounts collected from the specific account debtors by matching payments to invoice numbers and applying payments without an invoice reference to the oldest Account Receivable; provided, that
(A) no application shall be made to a Disputed Receivable unless and until said dispute has been resolved and payment therefore received by Purchaser, and (B) if following the Closing Date any account debtor with respect to an Account Receivable indicates that it disputes any amount or specific invoice of an Account Receivable, the amount or item then in dispute shall thereupon be treated for all purposes as a Disputed Receivable.

               (iii) Purchaser may, on any one occasion beginning on the 180th day after the Closing Date, but no later than the 365th day after the Closing Date, deliver a notice to Sellers (a "Section 6.03(b) Notice") of Purchaser's election to seek the payment described in Section 6.03(b)(iv). The Section 6.03(b) Notice shall include the following information: the Final Calculation Date (as defined below); the Deficiency Amount (as defined below) and reasonable support for the calculation of such amount; and information regarding the bank account of Purchaser to which the Deficiency Amount (as defined below) shall be delivered by Sellers.

               (iv) Within ten (10) business days of receipt of the Section 6.03(b) Notice, Sellers shall pay, or have paid, to Purchaser, by wire transfer to the bank account identified in the Section 6.03(b) Notice, an amount (the "Deficiency Amount") equal to the difference, if positive, between (A) the Initial Amount and (B) the sum of (1) the amounts actually collected by Purchaser on the Accounts Receivable on or prior to the Final Calculation Date (net of Purchaser's reasonable out-of-pocket costs of collection, documentation of which shall be provided to Sellers by Purchaser) and (2) the unpaid amount, as of the close of business on the Final Calculation Date, of any Accounts Receivable that Purchaser elects, in the Section 6.03(b) Notice, to be treated as if Purchaser had received payment therefor (the "Excluded Receivables"). The "Final Calculation Date" shall be any date within ten business days prior to the date of the Section 6.03(b) Notice. Upon notice to Purchaser and in accordance with the Escrow Agreement, to the extent there are funds in the Escrow Account that are not the subject of any outstanding claims, Sellers may direct the Escrow Agent to release the Deficiency Amount, or a portion thereof, from the Escrow Account to Purchaser. To the extent the funds remaining in the Escrow Account that are not the subject of any outstanding claims are insufficient to cover the Deficiency Amount, Sellers shall pay such amount directly to Purchaser.

               (v) Upon the Purchaser's receipt of the Deficiency Amount, the Purchaser shall assign or cause to be assigned to Medscape, pursuant to instruments of transfer reasonably satisfactory to Medscape, the Accounts Receivable then in existence in respect of which the Deficiency Amount has been paid (which shall not include any of the Excluded Receivables) and shall turn over to Medscape amounts collected by Purchaser after the Final Calculation Date with respect to the Accounts Receivable being assigned to Medscape. Sellers covenant and agree that any attempts to collect such Accounts Receivable will be made in accordance with the past practices of the Business and all applicable Laws.

               (vi) The parties agree that clauses (i) through (v) of this
Section 6.03(b) provide Purchaser's sole remedy for any breach of the representations set forth in Section 6.03(b)(i) or the failure of any Accounts Receivable to be collected.

               (vii) As used in this Section 6.03(b)(vii), the term "Net Accounts Receivable" means, at any relevant time, the Initial Amount reduced, on a dollar-for-dollar basis, by the aggregate amount that has been collected by Purchaser with respect to the Accounts Receivable and the term "Excess COGS" means, at any relevant time, the amount, if positive, equal to (A) the aggregate amounts paid with respect to obligations of the Business classified under the line item "Accrued Cost of Sales" incurred on or prior to November 30, 2001, less (B) the COGS Accrual. The amount of "Net Accounts Receivable" and the amount of "Excess COGS" will be determined by Purchaser as of the 120th day immediately following the Closing Date, and again as of May 31, 2002 and the last day of each calendar month thereafter (each such date of determination, a "Determination Date"), and communicated to Sellers as promptly as practicable after each such Determination Date; provided, however, that the procedures contemplated by this Section 6.03(b)(vii) shall cease on the Final Calculation Date and the Escrow Amount shall not be reduced and no further amounts shall be released from the Escrow Account to Medscape pursuant to this Section 6.03(b)(vii) after the Final Calculation Date. Once the amount of Net Accounts Receivable, determined pursuant to the preceding sentence, has been reduced to $1.5 million: (A) the Escrow Amount shall be reduced by the amount, if positive, equal to (1) 50% of any additional reduction in the amount of Net Accounts Receivable less (2) 100% of the amount of Excess COGS and (B) no later than 15 days following each Determination Date, Purchaser shall instruct the Escrow Agent to release to Medscape the amount, if any, by which the funds in the Escrow Account exceed the Escrow Amount as of such Determination Date determined pursuant to clause (A) of this sentence. In no event shall the Escrow Amount be reduced to below $750,000 pursuant to this Section 6.03(b)(vii).

          (c) For purposes of this Section 6.03, the representations and warranties of Sellers contained in this Agreement (other than those representation and warranties a claim for which would not be subject to the Purchaser Deductible) shall be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "material," "materially," "Material Adverse Effect," and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom.

     Section 6.04 Indemnification by Purchaser. Subject to any applicable limitations set forth in Sections 6.01 and 6.02, Purchaser hereby indemnifies and holds Sellers and their Affiliates and Representatives harmless from and against all Damages arising out of or relating to:

          (a) any breach of the representations or warranties of Purchaser set forth in this Agreement or the Ancillary Agreements; and

          (b) any breach of any covenants or agreements of Purchaser set forth in this Agreement or the Ancillary Agreements, including without limitation any claims or Damages relating to or arising out of the Assumed Liabilities.

          (c) For purposes of this Section 6.04, the representations and warranties of Purchaser contained in this Agreement (other than those representation and warranties a claim for which would not be subject to the Medscape Deductible) shall be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "material," "materially," "Material Adverse Effect," and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom.

     Section 6.05 Indemnification Procedure.

          (a) Third Party Claims.

              (i) Each indemnified party shall, with reasonable promptness after obtaining knowledge thereof, provide any indemnifying party against whom a claim for indemnification is to be made under this Article VI with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this Article VI (collectively, "Third Party Claims"), including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages; provided that, such good faith estimate shall not be binding on the indemnified party and provided further that, the lack of such prompt notice shall not bar any claim hereunder unless, and only to the extent, the indemnifying party was prejudiced by such lack of prompt notice.

              (ii) Each indemnifying party shall have fifteen (15) calendar days after its receipt of the claim notice to notify (the "Claim Notice") the indemnified party in writing whether the indemnifying party elects, jointly with any other indemnifying party notified under this Section to undertake, conduct and control, through counsel of its choosing the good faith settlement and/or defense of the Third Party Claim.

              (iii) If within fifteen (15) calendar days after its receipt of the Claim Notice an indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated to indemnify the indemnifying party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the indemnifying party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense (1) to take control of the defense and investigation of such Third-Party Claim and
(2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice and (B) the indemnifying party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. In the event the indemnifying party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 6.05(a)(iii), the indemnified party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-

Party Claim; provided, that if the named persons to a lawsuit or other legal action include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any Third Party Claim at any time, provided, that in such event it waives any right to indemnification therefore by the indemnifying party.

              (iv) If the indemnifying party fails to assume the defense of such Third-Party Claim in accordance with Section 6.05(a)(iii) within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the indemnifying party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnifying party assumes the defense of the claim, the indemnifying party shall keep the indemnified party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the indemnified party assumes the defense of the claim, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any Third Party Claim effected pursuant to and in accordance with this Section 6.05(c)(iv) and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any and all Damages by reason of such settlement or judgment (as the same may be limited by the limitations on indemnification set forth in this Agreement).

         (b) Non-Third Party Claims. Each indemnified party shall, with reasonable promptness, deliver to any indemnifying party, against whom a claim for indemnification is to be made under this Article VI, written notice of all claims for indemnification under this Article VI, other than Third Party Claims, including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages; provided that, such good faith estimate shall not be binding on the indemnified party and provided further that, the lack of such prompt notice shall not bar any claim hereunder unless, and only to the extent, the indemnifying party was prejudiced by such lack of prompt notice.

     Section 6.06 Mitigation; Exclusivity of Remedy.

         (a) A party seeking indemnification shall utilize commercially reasonable efforts to mitigate any Damages, after becoming aware of any event or condition that would reasonably be expected to cause Damages.

         (b) Except for actions grounded in fraud or deceit, the remedies in this Article VI shall be the exclusive remedies of the parties with respect to all disputes, controversies or claims arising out of or relating to this Agreement or a breach hereof, except for (i) amounts payable by any of the parties relating to Taxes as provided in Sections 2.11 and 7.02 hereof and

(ii) the remedies of specific performance, injunction and other equitable relief in connection with the failure of any party to perform its agreements hereunder.

     Section 6.07 Survival of Article VI. This Article VI shall survive until the last to survive of the other provisions of this Agreement (other than Article VIII).

                                   ARTICLE VII
                      ACTIONS AT AND AFTER THE CLOSING DATE

     Section 7.01 Actions After the Closing Date. The parties covenant to take the following actions after the Closing Date:

         (a) Cooperation. Subject to any limitations that are required to preserve any applicable attorney-client privilege, for a period of five (5) years from and after the Closing Date, each party agrees to furnish or cause to be furnished to the other party, its counsel and accountants, upon reasonable request during normal business hours, after not less than three (3) business days prior written notice, such information and assistance relating to such party or its business (including, without limitation, the cooperation of officers and employees and reasonable access to books, records and other data and the right to make copies and extracts therefrom) as is reasonably necessary to: (a) facilitate the preparation for or the prosecution, defense or disposition of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of one party to this Agreement against another party hereto); and (b) prepare and file any other documents required by governmental or regulatory bodies. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and assistance. In furtherance of the foregoing, Seller shall, no later than January 4, 2002, prepare and deliver to Purchaser a balance sheet (and related management operations statement covering the period from November 30 to the Closing Date) of the Business as of the close of business on the Closing Date and provide Purchaser with such other assistance and information as Purchaser may reasonably require in order to include the financial information of the Business in its financial statements.

         (b) Further Assurances. Each of the parties agrees to work diligently, expeditiously and in good faith to consummate the transactions contemplated by this Agreement. From time to time after the Closing Date, Sellers shall execute and deliver to Purchaser such instruments of sale, transfer, conveyance, assignment, consent, assurance, power of attorney, and other such instruments as may be reasonably requested by Purchaser in order to vest in Purchaser all right, title, and interest in and to the Acquired Assets and the Business and the parties hereto will execute and deliver such other instruments of sale, transfer, conveyance, assignment, assurance, power of attorney and other such instruments as may be reasonably required by the other parties hereto in order to carry out the purpose and intent of this Agreement and all other agreements to be executed in connection herewith. Purchaser and Sellers shall each provide the other with such assistance as reasonably may be requested by the other in connection with the preparation of any Tax return, an audit or examination of any such return by any Taxing authority or any judicial or administrative proceeding relating to liability for Taxes and shall each retain and provide the other with any records or other information which may be relevant to such a return, audit, examination or proceeding.

         (c) Transition Assistance. From the date hereof, Sellers will not in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, clients, sponsors, suppliers, vendors, lessors and other associates of the Business from maintaining the same business relationships with Purchaser after the date of this Agreement as were maintained with the Business prior to the date of this Agreement.

         (d) Nonassignable Contracts. Notwithstanding anything set forth herein to the contrary, no contracts, properties, rights or other assets of Sellers (other than those set forth on Schedule 7.01(d)) shall be deemed sold, transferred or assigned to Purchaser pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Purchaser without the consent or approval of another party or Governmental Authority would be ineffective or would constitute a breach of contract or a violation of any law or regulation or would in any other way materially and adversely affect the rights of Sellers (or Purchaser as transferee or assignee) and such consent or approval is not obtained on or prior to the Closing Date. In such case, to the extent possible:
(i) the beneficial interest in or to such contracts, properties or other assets (collectively, the "Beneficial Rights") shall in any event pass as of the Closing Date to Purchaser pursuant to this Agreement and (ii) Purchaser shall assume or discharge the liabilities of Sellers under such Beneficial Rights (the "Retained Liabilities") as agent for Sellers, and Sellers shall act as Purchaser's agent in receipt of any benefits, rights or interests received from the Beneficial Rights and in discharging any Retained Liabilities. Purchaser and Sellers shall use reasonable efforts (and bear their respective costs) without payment of any fees, penalties or other amounts to any third party to obtain or secure consents or approvals for the contracts, properties, rights or other assets of Sellers that may be necessary to effect the legal and valid sale, transfer or assignment of contracts, properties, rights or other assets underlying the Beneficial Rights and Retained Liabilities. Purchaser and Sellers shall make or complete such transfers as soon as reasonably practicable and cooperate with each other in any other reasonable arrangement designed to provide for Purchaser the Beneficial Rights including enforcement at the cost and for the account of Purchaser of any and all rights of Sellers against the other party thereto, and to provide for the discharge by Purchaser of Retained Liability under such contracts, properties or other assets.

         (e) Insurance Matters. To the extent Parent or Medscape has existing insurance policies (with respect to the Business) that cover an Assumed Liability, Sellers agree to cooperate with Purchaser to provide Purchaser with the benefit of such insurance policies pursuant to the provisions of this
Section 7.01(e). Upon written notice from Purchaser to Parent or Medscape that Purchaser is subject to a claim that is covered by any such insurance policies, Parent or Medscape, as applicable, will cooperate to submit such claim to Medscape's or Parent's insurance company, provided that, Purchaser will pay all of Medscape's or Parent's costs and expenses (including, without limitation, any deductibles and administrative expenses paid by Medscape or Parent) in connection with the submission of such claim. Any proceeds (net of any costs and expenses to be reimbursed to Medscape or Parent) under such claim received by Medscape or Parent shall be promptly remitted to Purchaser, provided that Medscape or Parent may set off against such amount any indemnity payment Medscape or Parent has made to Purchaser with respect to the subject matter of such insurance claim. With respect to all existing policies that provide coverage on a "claims-made" basis, Sellers have purchased, to the fullest extent available, extended reporting period or "tail" coverage from the applicable insurers.

         (f) All covenants and agreements in this Section 7.01 (other than those in Section 7.01(a)) shall survive the Closing indefinitely.

     Section 7.02 Certain Tax Matters.

         (a) Purchaser and Sellers shall cause Subsidiary to join, for all taxable periods of Subsidiary ending on or before the Closing Date (and with respect to any taxable period that commences before but ends after the Closing Date, for the portion of such period up to and including the Closing Date) for which Subsidiary is eligible to do so, in all consolidated, combined, or unitary Returns of Sellers. Sellers shall cause to be prepared and filed all such consolidated, combined or unitary Returns, and shall pay or cause to be paid all Taxes to which such Returns relate for all periods covered by such Returns.

         (b) Sellers and Purchaser shall close the taxable period of Subsidiary on the Closing Date, unless such action is prohibited by law. Sellers shall prepare or cause to be prepared all Returns (other than consolidated, combined or unitary returns) of Subsidiary for all periods ending on or prior to the Closing Date except for Returns relating to Assumed Taxes described in subsection (c) below. Provided that such Returns are prepared consistent with applicable law, Purchaser shall cause such Returns to be executed and timely filed, and shall pay all Taxes shown due on such Returns. Sellers shall pay Purchaser the amount of such Taxes of Subsidiary with respect to such periods in accordance with Section 7.06.

         (c) Purchaser shall prepare or cause to be prepared and file or cause to be filed (i) all Returns of Subsidiary relating to Assumed Taxes and (ii) all other Returns of Subsidiary for taxable periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay or cause to be paid to Purchaser in accordance with Section 7.06 an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not Assumed Taxes. For purposes of this Section, in the case of any Tax that is imposed on a periodic basis and is payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date, based on an interim closing of the books. Any credits as of the Closing Date relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Subsidiary.

         (d) From and after the Closing Date, Sellers, on the one hand, and Purchaser and Subsidiary, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such filing, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Each party agrees to retain all books and records with respect to Tax matters pertinent to Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority.

         (e) Any refunds or credits (except to the extent accrued as a receivable on the Balance Sheet) of Taxes received by or credited to Subsidiary attributable to taxable periods ending on or prior to the Closing Date shall be for the benefit of Sellers, and Purchaser shall use its commercially reasonable efforts to obtain any such refunds or credits and shall cause Subsidiary to pay over to Sellers any such refunds or credits (net of any cost attributable to the receipt of such refunds or credits, including any Tax cost, taking into account the deductibility of state and local income Taxes for other income Tax purposes), within five (5) days after receipt of such refunds or credits.

         (f) Purchaser and Sellers agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the capital stock of Subsidiary (the "Shares") on Purchaser's federal income Tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B). Purchaser agrees to indemnify Sellers for any additional Tax owed by Sellers resulting from any transaction entered into by Purchaser not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the Shares.

         (g) For purposes of this Agreement, a "Contest" is any audit, court proceeding or other dispute with respect to any Tax matter that affects Subsidiary. Unless Purchaser has previously received written notice from Sellers of the existence of a Contest, Purchaser shall give written notice to Sellers of the existence of any Contest relating to a Tax matter that is Sellers' responsibility within twenty (20) days from the receipt by Purchaser of any written notice of such Contest. Unless Sellers have previously received written notice from Purchaser of the existence of a Contest, Sellers shall give or cause to be given written notice to Purchaser of the existence of any Contest for which Purchaser has responsibility within twenty (20) days from the receipt by Parent or Sellers of any written notice of such Contest. Sellers shall, at its election, have the right to represent the interests of Subsidiary in any Contest relating to a Tax matter arising in a period ending on or before the Closing Date, to employ counsel of its choice at its expense and to control the conduct of such Contest, including settlement or other disposition thereof; provided, however, that Purchaser shall have the right to consult with Sellers at Purchaser's own expense regarding any such Contest and Sellers shall not settle or otherwise resolve any Contest without Purchaser's written consent if such Contest may affect Subsidiary for any periods ending after the Closing Date. Purchaser shall have the right to control the conduct of any Contest with respect to any Tax matter arising in a period ending after the Closing Date.

         (h) All amounts paid pursuant to this Agreement by one party to another party (other than interest payments) shall be treated by such parties as an adjustment to the Purchase Price to the extent permitted by law.

         (i) Purchaser and Parent shall jointly make a timely and effective election under Section 338(h)(10) of the Code (the "Election") with respect to the acquisition of Subsidiary. Purchaser shall prepare at its expense and deliver, completed in draft form, an IRS Form 8023, together with all required attachments, to Sellers for their review and approval at least 45 days before the due date thereof. Such Form 8023 shall be prepared consistently with the allocation on the Purchase Price Allocation Schedule. After review and approval, which shall not unreasonably be withheld or delayed, Parent or Medscape will execute and file the Form 8023 as prepared by Purchaser, attach a copy of the Form 8023 to their federal income tax returns for the year including the Closing Date, and take such other actions as Purchaser reasonably may request in order to effectuate the Election.

         The principles and procedures of this Section 7.02(i) set forth above also shall apply with respect to any corresponding elections filed under state or local law (to the extent permitted by such law) and to forms and related documents to be filed pursuant thereto.

         Purchaser and Sellers agree to cooperate, and to cause their respective affiliates to cooperate, with the other in preparing, executing and filing any Tax forms and other documents required under Section 338(h)(10) of the Code and other applicable laws so that the Election will be made in a proper and timely matter.

         (j) If any Seller makes any Tax payment that includes Assumed Taxes, Purchaser shall pay such Seller the amount of such Assumed Taxes in accordance with Section 7.06.

     Section 7.03 Intellectual Property Matters.

         (a) Except as provided in the Transition Services Agreement and License Agreement, Sellers shall cease, within thirty (30) calendar days after the Closing Date, all use of the "Medscape" mark and name, and any mark or name that includes the term "Medscape" or is confusingly similar thereto, including without limitation any such use as a trademark, service mark, corporate name, trade name, or domain name, or in any advertising, publications, letterhead, invoices, business cards or other materials.

         (b) Parent shall propose at the next shareholder meeting of Parent a change in its corporate name such that the name "Medscape," or any name confusingly similar thereto, is not included in Parent's corporate name, and shall use its commercially reasonable efforts to promote the adoption of such proposal by its shareholders.

         (c) Except as provided in the Transition Services Agreement and License Agreement, Parent shall, within thirty (30) days after the Closing Date, cause its subsidiaries to change their corporate names, as applicable, such that the name "Medscape," or any name confusingly similar thereto, is not included in such subsidiary's corporate name.

         (d) Except as provided in the Transition Services Agreement and License Agreement, Parent shall within thirty (30) days after the Closing Date cease, and shall cause its subsidiaries to cease, any and all use of the "Medscape" mark and name, and any mark or name that includes the term "Medscape" or is confusingly similar thereto, including without limitation any such use as a trademark, service mark, corporate name, trade name, or domain name, or in any advertising, publications, letterhead, invoices, business cards or other materials; provided, however, that Parent may continue to use its current corporate name only until such time as its shareholders adopt the proposal referred to in subsection (b) above, and as soon as is practicable thereafter shall cease all use of its current corporate name.

         (e) Parent shall not, and shall cause its subsidiaries not to, seek to register any corporate name, trade name, service mark, trademark or domain name that includes or is confusingly similar to the "Medscape" name and mark. Parent agrees that it will never, and it will cause its subsidiaries to never, directly or indirectly challenge the validity or ownership of the "Medscape" name and mark or any registration or application for registration thereof.

         (f) Sellers shall not (and shall not permit their subsidiaries to) directly or indirectly register or acquire any registration to any domain name in any country worldwide that includes the words "Medscape" or that is confusingly similar to any domain name or trademark transferred to Purchaser pursuant to this Agreement.

         (g) As promptly as practicable after Closing (but in any event no later than thirty (30) days after Closing), Sellers shall provide Purchaser or its designated counsel with all files for such trademark and service mark applications and registrations as maintained in the regular course of business. Each Seller hereby makes, constitutes and appoints Purchaser as its true and lawful attorney-in-fact to execute and deliver for and on behalf of such Seller all assignments and other instruments and documents, and to do any and all such other acts, as may be necessary to effectuate the transfer to Subsidiary of each of the trademarks, service marks and domain names included in the Acquired Intellectual Property, and any applications and registrations therefor.

         (h) Notwithstanding anything to the contrary in this Agreement, the obligations under this Section 7.03 shall survive the Closing indefinitely.

     Section 7.04 Public Announcements. The initial press releases related to this Agreement shall be substantially in the form exchanged by the parties prior to the execution of this Agreement. Unless otherwise required by applicable Law or by obligations under any listing agreement with or rules of any securities exchange or quotation system, no party to this Agreement shall make, or cause to be made, any other press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect thereto except to the extent such disclosure or communication does not conflict with or contradict the information contained in the press releases attached hereto. The parties shall cooperate as to the timing and contents of any such additional press releases, public announcements or communications that any party believes to be required.

     Section 7.05 Outstanding Liens. Schedule 2.07(a) lists all of the Liens encumbering the Acquired Assets as of the Closing Date. Sellers have repaid in full all of the obligations underlying such Liens (collectively, the "Satisfied Liens"). After the Closing, the Sellers shall cooperate with the Purchaser and shall deliver to the Purchaser within 30 days following the Closing written evidence reasonably satisfactory to the Purchaser that such Satisfied Liens have been released, terminated or cancelled.

     Section 7.06 Post-Closing Reimbursements. (a) If Sellers determine that they have made payment, after the Closing, in respect of a liability that is the responsibility of Purchaser under the terms of this Agreement, Sellers shall provide a calculation of the amount thereof and reasonable support for such calculation. If Purchaser determines that it has made payment, after the Closing, in respect of a liability that is the responsibility of Sellers under the terms of this Agreement, Purchaser shall provide a calculation of the amount thereof and reasonable support for such calculation. The parties shall reimburse to each other any undisputed amounts presented pursuant to this Section 7.06(a) as promptly as practicable and shall use their good faith efforts to resolve any disputed items.

         (b) Each party shall, upon receipt of bills, invoices or similar documents that it believes should be the responsibility of the other party, promptly forward a copy thereof to the other party. The parties shall cooperate in good faith to determine proper responsibility therefor under the terms of this Agreement and any payment made by a party with respect thereto pending such determination shall be subject to the provisions of Section 7.06(a).

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.02 Expenses, Etc. All costs and expenses of Sellers and Subsidiary, including fees and disbursements of counsel, advisors, accountants and consultants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Ancillary Agreements and the closing of the transactions contemplated hereby and thereby (collectively, "Expenses") shall be paid by Parent or Medscape. Expenses of Purchaser shall be paid by Purchaser. All stamp, transfer, sales and use Taxes imposed upon or incurred by any of the parties hereto in connection with the transfer of the Acquired Assets to Purchaser under this Agreement, and any legal and other expenses relating thereto, shall be shared equally by Medscape and Purchaser. Purchaser shall, at its own expense, prepare and file all necessary Returns and other documents with respect to all such stamp, transfer, sales and use Taxes; provided, however, that in the event any such Return requires execution by Parent or Medscape, (i) Purchaser shall prepare and deliver to Parent or Medscape, as applicable, a copy of such Return, completed in draft form, for review and approval of Parent or Medscape, as applicable, at least twenty (20) days before the due date thereof; and (ii) Parent or Medscape, as applicable, shall, following such approval, execute such Return and deliver it to Purchaser, which shall cause it to be filed.

     Section 8.03 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8.04 Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile (confirmed by another method of delivery permitted hereunder) or mailed by registered or certified mail, postage prepaid, as follows:

     if to Medscape, Parent or Enterprises, to it at:

         MedicaLogic/Medscape, Inc.
         20500 NW Evergreen Parkway
         Hillsboro, Oregon  97214-7111
         Attention:  Legal Department

     with a copy to:

         Stoel Rives LLP
         900 SW Fifth Avenue, Suite 2600
         Portland, Oregon  97204-1268
         Attention:  Todd Bauman
         Facsimile:  (503) 220-2480
         Email:  tabauman@stoel.com

     with a copy to:

         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York  10166
         Attention:  Steven R. Shoemate
         Facsimile:  (212) 351-4035
         Email:  sshoemate@gibsondunn.com

     if to Purchaser, to it at:

         WebMD Corporation
         669 River Drive, Center 2
         Elmwood Park, New Jersey  07407
         Attention:  General Counsel
         Facsimile:  (201) 703-3401

     with a copy to:

         WebMD Corporation
         669 River Drive, Center 2
         Elmwood Park, New Jersey  07407
         Attention:  Chief Financial Officer
         Facsimile:  (201) 703-3401
     with a copy to:

         Latham & Watkins
         885 Third Avenue
         New York, New York  10022
         Attention:  Charles M. Nathan
         Facsimile:  (212) 751-4864
         Email: charles.nathan@lw.com

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or delivered: (i) five business days following sending by registered or certified mail, postage prepaid; (ii) one business day following sending by national overnight courier service; (iii) when sent, if sent by facsimile (but only if such facsimile is promptly confirmed by such other method of delivery); or (iv) when delivered, if delivered by hand.

     Section 8.05 Waivers. Sellers, on the one hand, and Purchaser on the other hand, may, by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of Sellers, on the one hand, or Purchaser on the other hand, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties or agreements contained in this Agreement. The waiver by Sellers on the one hand, or Purchaser on the other hand, of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     Section 8.06 Amendments, Supplements, Etc. This Agreement may not be amended, supplemented, or modified except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.07 Entire Agreement. This Agreement, its exhibits and schedules, and the Ancillary Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     Section 8.08 Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     Section 8.09 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     Section 8.10 Interpretation. As used herein, the words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article," "Section" and "Schedule" references are to the articles, sections and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The definitions contained in this Agreement (including those definitions contained in Exhibit A) are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its successors and permitted assigns.

     Section 8.11 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 8.12 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that each of Purchaser, Medscape, Enterprises or Parent may assign their respective rights and obligations hereunder without the consent of any other party hereto to one or more of their respective Affiliates, in which event Purchaser, Medscape, Enterprises or Parent, as applicable, shall remain liable for all its obligations under this Agreement, and the assignee or assignees shall, together with such assigning party, be jointly and severally liable for such obligations; and provided further, that in the event that either Medscape, Enterprises or Parent shall consolidate or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its stock, properties or assets in one or more related transactions, to another Person, Medscape, Enterprises or Parent, as applicable, shall assign all of their respective rights, obligations and liabilities hereunder to the Person formed by or surviving any such consolidation or merger (if other than Parent, Enterprises or Medscape) or to the Person to which such sale, assignment, transfer or conveyance or other disposition shall have been made, and shall cause such Person to execute an express assumption of all of such Seller's obligations hereunder, without restriction or limitation.

     Section 8.13 Governing Law; Submission to Jurisdiction; Waivers. This Agreement and the Ancillary Agreements shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to the conflicts of law principles of such state. Each of the Sellers and Purchaser by this Agreement irrevocably and unconditionally:

         (a) submits for itself and its property in any legal suit, action or proceeding relating to this Agreement or any of the Ancillary Agreements, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York, the United States District Court for the

Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

         (b) consents that any such suit, action or proceeding may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) waives all right to trial by jury in any legal suit, action or proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the Ancillary Agreements, or its performance under or the enforcement of this Agreement or any of the Ancillary Agreements;

         (d) agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party at its address as provided in
Section 8.04; and

         (e) agrees that nothing in this Agreement or the Ancillary Agreements shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

     Section 8.14 Survival of Article VIII. This Article VIII shall survive until the last to survive of all other provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                        MEDSCAPE
                                        --------
                                        MEDSCAPE, INC.


                                        By:________________________________
                                             Name:
                                             Title:



                                        ENTERPRISES
                                        -----------
                                        MEDSCAPE ENTERPRISES, INC.


                                        By:________________________________
                                             Name:
                                             Title:



                                        PARENT
                                        ------
                                        MEDICALOGIC/MEDSCAPE, INC.


                                        By:________________________________
                                             Name:
                                             Title:



                                        PURCHASER
                                        ---------
                                        WEBMD CORPORATION


                                        By:________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                                   DEFINITIONS

     "Accounts Receivable" shall have the meaning set forth in Section
6.03(b)(i).

     "Acquired Assets" shall have the meaning set forth in Section 1.01.

     "Acquired Contracts" shall have the meaning set forth on Exhibit B.

     "Acquired Intellectual Property" shall have the meaning set forth on Exhibit B.

     "Action" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

     "Affected Employees" shall have the meaning set forth in Section 5.02(a).

     "Affiliate" shall mean, with respect to any person or entity, any entity controlling, controlled by or under common control with such person or entity.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Ancillary Agreements" shall have the meaning set forth in Section 2.02(a).

     "Assumed Employment Agreement" shall have the meaning set forth in Section 5.02(c).

     "Assumed Leases" shall have the meaning set forth in Section 2.21(b).

     "Assumed Liabilities" shall have the meaning set forth in Section 1.06.

     "Assumed Taxes" means New York City commercial rent Taxes incurred in connection with the operation of the Business, New York State franchise Taxes of Subsidiary, and New York State and City sales and use Taxes incurred in connection with the operation of the Business, in each case, to the extent accrued on the Pro-Forma Balance Sheet (except to the extent that any such taxes shall have been paid prior to the date of this Agreement) and all such Taxes accrued in the ordinary course in connection with the operation of the Business after November 30, 2001; provided, that Assumed Taxes shall not include Taxes related to periods ended prior to January 1, 2001, whether or not accrued on the Pro-Forma Balance Sheet.

     "Balance Sheet" means column A of Schedule 2.04(a)(i).

     "Balance Sheet Date" shall have the meaning set forth in Section 2.04(a).

     "Beneficial Owner" shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Beneficial Rights" shall have the meaning set forth in Section 7.01(d).

     "Bills of Sale" shall have the meaning set forth in Section 1.04(c).

     "Books and Records" shall mean all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind relating to the Business, its assets, operations, clients, sponsors, vendors and personnel, including, without limitation: (a) all corporate books and records, disk or tape files, printouts, runs or other computer-based information; (b) all product, business and marketing plans; (c) all environmental control records; and (d) all sales, maintenance, employment and personnel records.

     "Bulk Transfer Laws" shall mean all applicable "bulk transfer laws" (including any applicable bulk sale transfer notice requirements for state and local sales Tax (or similar Tax)).

     "Business" shall mean the business of Sellers relating to the online provisioning of healthcare information and services to consumers and health professionals, including without limitation, the internet portals of Medscape.com (including the accredited continuing professional medical education programs thereon) and MedscapeHealth.com (previously CBSHealthwatch.com) and all of the issued and outstanding capital stock of Subsidiary. Excluded from the definition of Business are: (i) the digital health record systems business of Sellers and (ii) the Encounter and Logician electronic medical records products, the consumer application "AboutMyHealth" and its related URL, the Chart Room Services messaging application, the handheld Prescriber application, and all related clinical applications for creating and accessing health history and medical records, regardless of whether any aspects of such clinical applications are integrated into the Medscape.com or MedscapeHealth.com (previously CBSHealthwatch.com) internet portals, and the Medscape Quality Improvement Consortium and related efforts to mine and sell data from the Sellers' digital health records systems.

     "Cash Contribution Amount" shall have the meaning set forth in Section 5.04(b).

     "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Parent) or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the Beneficial Owner, directly or indirectly, of shares of Parent having more than 50% of the combined voting power of all classes of capital stock of Parent then outstanding.

     "Claim Notice" shall have the meaning set forth in Section 6.05(a)(ii).

     "Closing" shall have the meaning set forth in Section 1.05.

     "Closing Date" shall have the meaning set forth in Section 1.05.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "COGS Accrual" shall have the meaning as set forth in Section 2.04(b).

     "Competing Business" shall have the meaning set forth in Section 5.03(a).

     "Condition" shall have the meaning set forth in Exhibit E.

     "Confidential Information" shall have the meaning set forth in Section 5.05(a).

     "Contest" shall have the meaning set forth in Section 7.02(g).

     "Contracts" means any contract, agreement, commitment, lease or instrument.

     "Damages" shall have the meaning set forth in Section 6.03(a).

     "Deficiency Amount" shall have the meaning set forth in Section
6.03(b)(iv).

     "Determination Date" shall have the meaning set forth in Section 6.03(b)(vii).

     "Disputed Receivable" shall have the meaning set forth in Section
6.03(b)(i).

     "Election" shall have the meaning set forth in Section 7.02(i).

     "Employee Benefit Plans" shall have the meaning set forth in Section 2.15.

     "Environmental Laws" shall have the meaning set forth in Section 2.22.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 2.15(a).

     "Escrow Account" shall have the meaning set forth in Section 1.03.

     "Escrow Agent" shall have the meaning set forth in Section 1.04(e).

     "Escrow Agreement" shall have the meaning set forth in Section 1.04(e).

     "Escrow Amount" shall have the meaning set forth in Section 1.03.

     "Excess COGS" shall have the meaning set forth in Section 6.03(b)(vii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall have the meaning set forth in Section 1.02.

     "Excluded Contracts" shall have the meaning set forth on Exhibit C.

     "Excluded Liabilities" shall have the meaning set forth in Section 1.07.

     "Excluded Personal Property" shall have the meaning set forth on Exhibit C.

     "Excluded Receivables" shall have the meaning set forth in Section 6.03(b)(iv).

     "Expenses" shall have the meaning set forth in Section 8.02.

     "Final Calculation Date" shall have the meaning set forth in Section 6.03(b)(iv).

     "GAAP" shall have the meaning set forth in Section 2.04.

     "Governmental Authority" shall have the meaning set forth in Section
2.06(a).

     "Hired Employee" shall have the meaning set forth in Section 5.02(a).

     "Improvements" means any buildings, facilities, parking lots, other structures and improvements, building systems and fixtures located on or under any Leased Property.

     "Initial Amount" shall have the meaning set forth in Section 6.03(b)(i).

     "Intellectual Property" means: (a) inventions (whether or not patentable), patents, patent applications, invention disclosures, and other rights of invention, worldwide, including without limitation any continuing applications, reissued patents, reexamined patents or other applications or patents claiming the benefit of the filing date of any such application or patent; (b) trademarks, service marks, trade names, trade dress, logos, domain names, product names and slogans, including any common law rights, registrations, and applications for registration for any of the foregoing, and the goodwill associated with all of the foregoing, worldwide; (c) copyrights and other rights of authorship, and any applications, registrations and renewals in connection therewith, worldwide; (d) trade secrets and any other confidential business and technical information, including, without limitation, web site user information, customer and supplier lists and related information, pricing and cost information, business and marketing plans, advertising statistics, any other financial, marketing and business data, technical data, specifications, schematics and know-how; (e) computer applications, operating systems, and any other software (including source code and object code) documentation for any of the foregoing, electronic data and databases, web sites (including all related computer code and content); (f) rights to exclude others from appropriating any of such intellectual property including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the laws of the United States and abroad; and (g) any other proprietary, intellectual property and other rights relating to any or all of the foregoing.

     "Knowledge of Medscape Parties" means the actual knowledge after due inquiry of the Chairman of Parent, the Chief Executive Officer of Parent, the Chief Financial Officer of Parent, the Chief Operating Officer of Parent, the General Counsel, Executive Vice President of Gov't and Regulatory Affairs, Vice President - Human Resources of Parent and the Chief Technology Officer of Parent, David Yakimischak, Adele Murray, William Silberg, Mary Kate Hallahan, Jonathan Katz, William Lee and Floss O'Sullivan.

     "Laws" shall have the meaning set forth in Section 2.12.

     "Leased Property" shall have the meaning set forth in Section 2.21(b).

     "License Agreement" shall have the meaning set forth in Section 1.04(g).

     "Liens" shall have the meaning set forth in Section 2.01(c).

     "Material Adverse Effect" means any event (or events in the aggregate) which has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operation of the Business.

     "Material Contract(s)" shall have the meaning set forth in Section 2.09.

     "MDLI Business" shall mean (i) the digital health record systems business of Sellers and (ii) other business of Sellers (other than the Business), including, without limitation, the Encounter and Logician electronic medical records products, the consumer application "AboutMyHealth" and its related URL, the Chart Room Services messaging application, the handheld Prescriber application, and all related clinical applications for creating and accessing health history and medical records, regardless of whether any aspects of such clinical applications are integrated into the Medscape.com or MedscapeHealth.com (previously CBSHealthwatch.com) internet portals, and the Medscape Quality Improvement Consortium and related efforts to mine and sell data from the Sellers' digital health records systems.

     "Medscape" shall have the meaning set forth in the Preamble.

     "Medscape Deductible" shall have the meaning set forth in Section 6.02(b).

     "Medscape Enterprises" shall have the meaning set forth in the Preamble.

     "Medscape Financial Statements" shall have the meaning set forth in Section 2.04.

     "Net Accounts Receivable" shall have the meaning set forth in Section 6.03(b)(vii).

     "Order" means any decree, decision, injunction, judgment, order, ruling, assessment or writ of any court or Governmental Authority.

     "Parent" shall have the meaning set forth in the Preamble.

     "Parent Confidential Information" shall have the meaning set forth in
Section 5.05(b).

     "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any Governmental Authority, whether foreign, federal, state or local, necessary or desirable for the past, present or currently anticipated conduct of, or relating to the operation of the Business.

     "Permitted Liens" shall have the meaning set forth in Section 2.07(a).

     "Person" means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association, or organization or other legal entity.

     "Portals Assignment and Assumption Agreement" shall have the meaning set forth in Section 5.06(a).

     "Portals Bill of Sale" shall have the meaning set forth in Section 5.06(a).

     "Privacy Policies" shall have the meaning set forth in Section 2.08(i).

     "Pro-Forma Balance Sheet" means column B of Schedule 2.04(a)(i).

     "Purchase Price" shall have the meaning set forth in Section 1.03.

     "Purchase Price Allocation Schedule" shall have the meaning set forth in
Section 1.08.

     "Purchaser" shall have the meaning set forth in the Preamble.

     "Purchaser Deductible" shall have the meaning set forth in Section 6.02(a).

     "Receivable Deficiency" shall have the meaning set forth in Section
6.03(b).

     "Representative" of a Person means the directors, officers, employees, advisors, agents, stockholders, consultants, accountants, investment bankers or other representatives of such Person.

     "Retained Employees" shall have the meaning set forth in Exhibit E.

     "Retained Liabilities" shall have the meaning set forth in Section 7.01(d).

     "Retention Incentives" shall have the meaning set forth in Section 2.05(e).

     "Returns" shall have the meaning set forth in Section 2.11(a).

     "Section 6.03(b) Notice" shall have the meaning set forth in Section 6.03(b)(iii).

     "Seller Employees" shall have the meaning set forth in Section 5.02(a).

     "Sellers" shall have the meaning set forth in the Preamble.

     "Severance Reimbursement Amount" shall have the meaning set forth in
Section 5.04(c).

     "Shares" shall have the meaning set forth in Section 7.02(f).

     "Solvent" shall mean, with respect to each of the Sellers on a particular date, that on such date (i) the fair value of the property of such party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such party, (ii) the present fair salable value of the assets of such party is not less than the amount that will be required to pay the probable liability of such party on its debts as they become absolute and matured, (iii) such party does not intend to, and does not believe that it will, incur debts or liabilities beyond such party's ability to pay such debts and liabilities as they mature and (iv) such party is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such party's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Statute Claim" shall have the meaning set forth in Section 6.01.

     "subsidiary" shall mean, with respect to any of the parties to this Agreement, any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the board of directors, or other persons performing similar functions with respect to such entity, are held, directly or indirectly, by such party.

     "Subsidiary" shall mean Medscape Portals, Inc., a Delaware corporation and wholly-owned direct subsidiary of Medscape.

     "Subsidiary Employees" shall have the meaning set forth in Section 5.02(a).

     "Subsidiary Equity Securities" shall have the meaning set forth in Section 2.01(c).

     "Taxes" shall have the meaning set forth in Section 2.11(a).

     "Taxing Authorities" shall have the meaning set forth in Section 2.11(a).

     "Third Party Claims" shall have the meaning set forth in Section
6.05(a)(i).

     "Total Pro-Forma Liabilities" shall have the meaning set forth in Section 2.04(a).

     "Transition Services Agreement" shall have the meaning set forth in Section 1.04(d).

     "Unlimited Claim" shall have the meaning set forth in Section 6.01.

     "Unlimited Representation Claim" shall have the meaning set forth in
Section 6.01.

                                                                       EXHIBIT B

                                 ACQUIRED ASSETS

     Sellers' right, title and interest in and to the following:

1. All accounts receivable (whether current or noncurrent) resulting from sales of the Business.

2.       All prepaid advertising of the Business.

3. All Flexware software and hardware associated with such Flexware software used in the billing systems of the Business and all other machinery, equipment, furniture, fixtures, computers, vehicles, software, spare and replacement parts and other tangible personal property primarily used in the Business, including, but not limited to, the servers located in the New Jersey Exodus data center.

4. (a) All licenses and sublicenses granted or obtained with respect to the Business, and all rights under such licenses and sublicenses; (b) the Intellectual Property identified on Exhibit B-1, attached hereto, identifying: (i) each patent, unregistered and registered trademark, service mark and trade name, domain name, copyright registration, and each application for any of the foregoing which is used or held for use in the Business; (ii) each license agreement (including, without limitation, license agreements with respect to software, databases or web site content), not listed in any other schedule to this Agreement, in which Sellers are a licensor or licensee of any Intellectual Property used or held for use in the Business; and (iii) each agreement, not listed in any other schedule to this Agreement, with any Person (other than Medscape employees) with respect to the creation of any Intellectual Property used or held for use in the Business; (c) all other Intellectual Property primarily used or held for use in the Business; and (d) all right, title and interest to sue and recover for any past, present and future infringements of any of the foregoing, and all rights of protection of interests in all of the foregoing under the laws of all jurisdictions (collectively, the "Acquired Intellectual Property").

5.       All Contracts of Sellers or Subsidiary (other than Excluded Contracts),
         (a) set forth on Schedule 2.09, (b) not set forth on Schedule 2.09 due solely to the specific dollar thresholds contained in Section 2.09, and
         (c) all other Contracts which are used primarily in connection with the Business (collectively, the "Acquired Contracts").

6.       All prepayments and deposits of the Business.

7. All claims, refunds, rights of recovery, rights of set off and rights of recoupment of any kind including all rights pursuant to any warranty, representation or guarantee made by suppliers, contractors or other third parties in connection with products or services primarily used or held for use in the Business.

8. To the extent transferable, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies of the Business.

9. All books, records, ledgers and files, documents, correspondence, lists, drawings, specifications, advertising and promotional materials, studies, reports, customer and supplier data, lists and information, trade secrets, confidential information, know-how and inventions and other printed or written materials of the Business, except those materials identified as Excluded Assets in Section 1.02(a).

10. All real property and leases (including the right to recover any deposits made pursuant to such leases) of, and other interests in, real property set forth on Schedule 2.21(b) (including all buildings, fixtures, signage and improvements erected thereon and appurtenances thereto and all of Sellers' rights to easements, rights of way and rights of use with respect to real property adjacent or appurtenant thereto) and any other real property and leases of, or other interests in, real property primarily used or held for use in the Business.

11. All goodwill associated with the Business together with the right to represent to third parties that Purchaser is the successor to the Business.

12. All property reflected on the Balance Sheet other than (i) assets disposed of in the ordinary course of business since the date of the Balance Sheet Date and (ii) the Excluded Assets.

13.      All of the issued and outstanding capital stock of Subsidiary.

14.      All of the lockbox and deposits accounts held by Subsidiary.

                                                                     EXHIBIT B-1

                         ACQUIRED INTELLECTUAL PROPERTY

          a.   Patents - None

          b.   Registered   Trademarks,   Service  Marks  and  Trade  Names  See
               Attachment B-1(i) - Trademarks, Service Marks and Trade Names

          c.   Domain names

bonehome.com
medgenmed.com
medpyx.com
medpyx.net
medpyx.org
medscapebrasil.com
medscape.com
medscapehealth.com
medscapeinc.com
medscapeinc.net
medscapeinc.org
medscapeprofiles.com
medscapejapan.com
medscapeeurope.com
medscapechina.com
medscapeeuk.com
medscapemobile.com
medscapemobile.net
medscapemobile.org
medscapechile.com
medscapeargentina.com
medscapesweden.com
medscapedeutschland.com
medscapefrance.com
medscapesverige.com
medscapemiddleeast.com
medscapeespana.com
medscapeasia.com
Medscape.co.uk - registered with Medscape UK Limited

Medscape.it - is registered with Infomedica, Medscape, Inc.'s Italian dealer - see Attachment 2.09 (g)(1) International Partners

          d.   Copyright registrations and applications - none

                                      B-1-1

(ii) All License Agreements and Agreements with Respect to the Creation of Intellectual Property

     a.   CME Circle and related License Agreements -See Attachment B-1(ii)A

     b.   Freelancer Agreements - See Attachment 2.09(f)(5).

          i. Our Freelance Agreements provide that the authors are required to assign all copyright in works to Medscape, Inc or Medscape Portals, Inc.

     c.   Author Agreements

          i. Seller regularly enters into Author Agreements. Pursuant to these agreements physicians or other authors contract with Medscape, Inc to write a review, article or otherwise cover a medical meeting. Typically, these authors are paid a one time fee of between $1,000-$5,000 for their work, depending upon the desired turn around time, the length of the article and the author's status. Pursuant to these Agreements, authors assign to Medscape, Inc or Medscape Portals, Inc the copyright to the work.

     d. Reference is made to Attachment 2.09(f)(1) - Publisher's Circle Content Sourcing Agreements.

     e. Reference is made to Attachment 2.09(f)(2) - Software Licensing Agreements.

                                      B-1-2

                                                                       EXHIBIT C

                                 EXCLUDED ASSETS

1. Sellers' marketable securities, including without limitation Medscape's equity investment in Softwatch, Ltd. and in Dietwatch, Inc.

2. All machines, equipment and other tangible personal property listed below (collectively, "Excluded Personal Property"):


         (a) all of the office equipment (laptop computer, peripherals and etc.) used primarily by the Retained Employees;

         (b)      The capital stock of Medscape UK.

3.       The following contracts:

         (a) Interactive Services Agreement between America Online, Inc. and Medscape, Inc. initially dated September 3, 1999, as amended.

         (b) Standard Form of Store Lease, made as of December, 1999 as amended, between 224 West 30 LLC and Medscape, Inc.

         (c)      SCP Communications, Inc. Publishers Circle Agreements.

         (d) Medscape Publisher's Circle Agreement dated April 1, 1996 between Medscape, Inc. and SCP Communications, (amended June 1, 1997).

         (e) Medscape/BMS E-Business Enterprise Agreement dated as of May 25, 2000 between Medscape, Inc. and Bristol-Myers Squibb Company, (including Exhibit A, Exhibit B (Service order dated May 25, 2000), Exhibit C and Exhibit D).

         (f) Novartis Preferred Partner Agreement between Novartis Pharmaceutical Corporation and Medscape dated May 7, 1999.

         (g) SubContractor - Customer Agreement for the AMA Physician Professional Data dated as of July 22, 1999 between NDC Health Information Services (Arizona) Inc. and Medscape, Inc.

         (h) License and Product Development Agreement dated as of July 7, 1999 between Medscape, Inc. and National Data Corporation, as amended.

         (i) PERQ/HCI FOCUS and/or Media-Chek/APEX syndicated Media Audit Subscription dated July 18, 2001.

         (j) Market Measures Interactive Strategic Alliance Agreement among Medscape, Inc., Market Measures Interactive, L.P., United Information

                  StrategicMarketing, L.P., NOP HealthCare and United Information Group, Inc., dated as of January 1, 2000.

         (k) Sun Microsystems Hardware and Contracts, to the extent not used primarily for the Business.*

         (l) the agreement between Sun Microsystems, Inc./iPlanet Web Server and Medscape, dated November 10, 1999. *

         (m)      BEA Systems/WEBXpress, Inc. Agreement with
                  MedicaLogic/Medscape, Inc. - effective 5/19/00 Product:
                  WEBLogic.*

         (n)      Oracle licenses*

         (o)      MCI Worldcom Agreement- Long Distance *

         (p)      Internet Security Systems Agreement (Intrusion Detection)

         (q)      IKON copier *

         (r)      Boise Cascade supply contract *

         (s) Contracts with Softwatch, Ltd. regarding web site development and preferred stock.

         (t) License Agreement dated Dec. 16, 1998 between Ethos Corporation (Stockpoint) and Medscape regarding provision of stock quote information.

         (u)      All agreements with Ogilvy or its Affiliates.

         (v) All agreements (including employment agreements) with Retained Employees.

                 (collectively, "Excluded Contracts").

4.       The following intangibles:

         (a)      Medscape "M" logo and design

         (b)      Tarascon Drug Reference Tool/Updates *

         (c)      Medcalc*

         (d)      Universal Registration Software *

--------

*  Subject to Transition Services Agreement and/or License Agreement

         (e)      ONYX Reporting*

         (f)      Hyperion Financial Summaries *

                                                                       EXHIBIT E

                              EXCLUDED LIABILITIES

1. Amounts owed or other liabilities due to Parent or any of its Affiliates.

2. Any liability for (A) indebtedness or other obligations of Sellers or Subsidiary or any of their respective Affiliates for borrowed money, whether current, short-term or long-term, secured or unsecured (other than obligations under leases for personal property that are Assumed Contracts) or (B) indebtedness of others guaranteed directly or indirectly by Sellers or Subsidiary or any of their respective Affiliates.

3. Any liability arising out of or related to any Action and which shall have been commenced or asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date.

4.       All Taxes of Sellers to the extent such Taxes are not Assumed Taxes.

5. Any liability of Parent or Medscape resulting from entering into, performing obligations pursuant to or consummating the transactions contemplated by this Agreement (including without limitation any liability (A) pursuant to Article VI hereof or (B) any liability for the costs and expenses of Sellers and Subsidiary (including fees and disbursements of counsel, advisors, accountants and consultants) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby).

6. Any liability arising out of or related to any Excluded Asset (including any Excluded Contract).

7.       Any liability not relating primarily to the Business or the Acquired
         Assets.

8. Any liability of Medscape or Parent to their respective shareholders or former shareholders, in their capacity as shareholders.

9. (A) With respect to the Hired Employees, all liabilities which may arise as a result of such Hired Employees' employment or consultancy with Sellers or Subsidiary on or before the Closing, including in each case, without limitation, obligations and liabilities with respect to (i) the Employee Benefit Plans, (ii) any employment, severance, retention, bonus, equity or other incentive agreements and arrangements, except for the Assumed Employment Agreements, (whether established or maintained by any Seller, Subsidiary, or any ERISA Affiliate or other affiliate thereof), (iii) any and all liabilities with respect to claims against Sellers, Subsidiary, Purchaser, and the affiliates, directors, owners and agents of each, and (iv) any vacation days, or payment with respect to unused vacation days, accrued under Sellers', Purchaser's or Subsidiary's vacation pay policy;

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

     (B) all liabilities with respect to the current or former employees, directors, officers or consultants of any Seller or Subsidiary who are not Hired Employees (the "Retained Employees"), whether arising before, on or after the Closing, including in each case, without limitation, obligations and liabilities with respect to (i) the Employee Benefit Plans, (ii) any employment, severance, retention, bonus, equity or other incentive agreements and arrangements, (whether established or maintained by any Seller, Subsidiary, or any ERISA Affiliate or other affiliate thereof), (iii) any and all liabilities with respect to claims against Sellers, Subsidiary, Purchaser, and the affiliates, directors, owners and agents of each, and (iv) any vacation days, or payment with respect to unused vacation days, accrued under Sellers', Purchaser's or Subsidiary's vacation pay policy.

     (C) All liabilities relating to or arising in connection with the requirements of Section 4980B of the Code or Part 6 of Title I, Subtitle B of ERISA to provide continuation of health care coverage under any Employee Benefit Plan in respect of the Retained Employees.

10. Any liability to Viacom or its Affiliates that have been commenced or asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date.

11. Any liability arising out of or relating to the sale of any assets of Parent (other than the Acquired Assets) or any of its Affiliates, including but not limited to, any merger or consolidation of Parent or its Affiliates with or into another Person or any sale, assignment, transfer, conveyance or other disposition of any stock, properties or assets of Parent or any of its Affiliates.

12. Any liability arising out of acts or omissions occurring prior to the Closing Date for (A) breach of contract, (B) breach of warranty, (C) tort, (D) infringement of any third party's Intellectual Property or other rights or (E) violation of any Law or Order.

13. Any other liability, contingent or otherwise, not defined as an Assumed Liability and arising out of acts or omissions occurring prior to the Closing Date.

14. Any liability of Medscape to Frierson Mee & Partners (including pursuant to the side letter dated October 31, 2001).

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